                                                                    EXHIBIT 99.2

         THIS LEASE, ("Lease" or "Agreement") Made and effective as of the 31st day of May, 2001, by and between PENN VIRGINIA COAL COMPANY, a Virginia corporation with an address at 6907 Duff-Patt Road, P.O. Box 386, Duffield, VA 24244, hereinafter referred to as "Lessor"; and PEN LAND COMPANY, a Delaware corporation, with an address at 5110 Maryland Way, Suite 300, Brentwood, TN 37027, hereinafter referred to as "Lessee".

                              W I T N E S S E T H:

         That for and in consideration of the premises and of the sum of Ten Dollars, cash in hand paid by Lessee to Lessor, the receipt and sufficiency of which is hereby acknowledged, and of the rents and royalties herein provided to be paid, and of the mutual covenants and promises hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Leased Coal; Leased Premises.

            a. Subject to the exceptions, reservations, and conditions hereinafter set out, Lessor does hereby LEASE and LET unto Lessee upon the terms and conditions hereinafter set forth the exclusive right and privilege to mine and take away by any current and future surface and underground mining methods all of the coal in all seams on those tracts of land commonly referred to as the Nellis, Siler and Howard & Barnes tracts, consisting of approximately 27,900 acres, situate, lying and being in Boone, Kanawha and Lincoln Counties, West Virginia, (collectively, the "Leased Premises"), a general description of such lands shown on a map attached hereto, marked "Exhibit A" and made a part hereof. Highwall and auger mining may be conducted on the Leased Premises upon written consent by Lessor with respect to specific mining plan proposals submitted by Lessee, which consent may not be unreasonably withheld by Lessor. Any dispute regarding reasonableness of Lessor's denial of approval for highwall and/or auger mining under this paragraph 1(a) shall be resolved pursuant to the provisions of paragraph 47 of this Lease.

            NOTWITHSTANDING ANY PROVISION IN THIS LEASE OR ANY AGREEMENT REFERRED TO HEREIN OR ATTACHED HERETO, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, WHETHER OF MERCHANTABILITY, QUALITY, QUANTITY, RECOVERABILITY, TITLE OR OTHERWISE AS TO THE LEASED PREMISES, THE LEASED COAL OR INTERESTS THEREIN, OR COAL RESERVES, OR MINING RIGHTS OWNED BY LESSOR, OR AS TO THE CONDITION OF THE LEASED PREMISES OR LEASED COAL, AND LESSEE SHALL RELY UPON ITS OWN EXAMINATION THEREOF THROUGH ENGINEERS AND OTHER REPRESENTATIVES SELECTED AND EMPLOYED SOLELY BY LESSEE.

         2. Term. The term of this Lease shall be as follows:

            a. The "Primary Term" shall commence on the date hereof and continue until the earlier of (i) ten years from the date hereof or (ii) until the removal of all mineable and merchantable coal in the Leased Premises. Lessee shall have the option to extend the Primary Term of this Lease for four (4) additional terms of five (5) years each provided that Lessee is not then in breach hereof beyond any applicable notice and grace periods hereunder and is either (i) actively engaged in mining operations on the Leased Premises and/or the properties covered by the Sublease, as hereinafter defined, or, (ii) prevented from mining at the time of such renewal due to an event of force majeure as provided in paragraph 7(a) hereunder, it being understood that, subject to clauses (i) and (ii) above, if Lessee is in breach hereof beyond any applicable notice and grace periods hereunder and there is a Permitted Mortgage then in effect, the Primary Term or the applicable extended term (as the case may be) shall nonetheless automatically extend (in accordance with the succeeding sentence), provided that the Permitted Mortgagee is proceeding in accordance with the terms of paragraph 49 hereof. The option to extend the Primary Term of this Lease for the additional periods described above shall be automatic without any notice required from Lessee provided, however, if Lessee elects not to extend this Lease at the end of the Primary Term or any extended term, then Lessee shall provide, by mailing notice thereof, as hereinafter provided, to Lessor at least sixty (60) days prior to the date of expiration of the then current term, further provided however, that such notice not to renew must be accompanied by a written consent thereto by the Permitted Mortgagee, as hereinafter defined in paragraph 27(b), such consent to be required only if a Permitted Mortgage is in effect at the time of such renewal.

            b. The "Remainder Term" shall commence at the end of the Primary Term, or any extended term, as applicable, and shall continue until Lessee shall have fully complied with all of its reclamation, environmental and other obligations hereunder.

         Mineable and merchantable coal, as used herein, means coal that can be mined and marketed at a reasonable profit to Lessee when reached in the normal course of mining by the use of modern practical and efficient machinery, facilities, methods and management.

         3. Rights; Failure of Title.

            a. Lessee shall have, so long as this Lease remains in effect, all the mining rights and privileges owned by Lessor appurtenant to the coal existing in the Leased Premises and incident to the ownership thereof. The Lessee shall have the exclusive right and privilege of mining, extracting, removing, and marketing all of the mineable and merchantable coal contained on the Leased Premises. Further, Lessor does hereby grant unto Lessee all necessary and convenient rights for the development of the mineable and merchantable coal including, without limitation, the right to enter in, upon, and under such lands and erect or place thereon such buildings, machinery, plants, and other structures, roads, tramways, airshafts, power lines, substations, drains, drain ways; and the right to operate the same therein and thereunder to such extent as may be necessary or convenient for the mining, extracting, removing, and preparing of coal for marketing. The Lessor hereby consents to Lessee's use of any surface owned by Lessor within the Leased Premises. Lessee is granted the right of ingress, egress, and regress over and through said lands for mining purposes all as may be necessary and in so far as Lessor has the right to grant said privileges of the deeds or other instruments under which it holds title.

            b. In the event any part of the Leased Premises is lost after final adjudication or settlement to the holder of any outstanding superior title, the minimum rental described in Article 6(e) hereof shall be pro rata reduced if such loss is substantial (i.e., in excess of five percent (5%) of the remaining recoverable reserves) and, if Lessee has mined and removed a part or all of the coal therefrom and paid Lessor therefore on the royalty basis, Lessor agrees to repay to Lessee the amount of royalty so paid, without interest, but Lessor shall not be otherwise liable for any damage on account of the mining and removing of said coal by Lessee, and Lessee shall protect and save harmless Lessor from and indemnify Lessor for all suits, actions, damages or claims whatsoever resulting or arising therefrom, provided however, with respect to the potential adverse claims listed on Exhibit B, titled "Potential Adverse Claims", attached hereto and made a part hereof, no reduction of minimum rentals shall be made because of any reduction of recoverable reserves occasioned by or resulting from these claims.

         4. Wheelage and Processing Rights. Lessee shall pay to Lessor for the said right to transport coal from Adverse Lands, as hereinafter defined, a "Wheelage Fee" as hereinafter provided, and in addition to such Wheelage Fee, Lessee shall pay to Lessor for coal from Adverse Lands that is processed on the Leased Premises an additional "Processing Fee" as hereinafter provided, provided however, no Wheelage Fee or Processing Fee shall be due for any month for which the Lessee pays to Lessor production royalty on a volume of coal equal to or in excess of 200,000 tons. For purposes of this Lease, (i) "Adverse Lands" shall mean property not included in this Lease or that certain Sublease Agreement of even date between Lessor and Lessee (the "Sublease"), and (ii) "Processing" or "Processed" shall mean any coal beneficiation process which results in the separation and disposal of rock, shale, or other waste material from the coal, and shall not be applied to crushing and/or blending operations.

         5. Exceptions and Reservations. There is excepted and reserved, from the operation of this Lease, the entire ownership and control of the Leased Premises and the coal, stone, sand, water, timber, coal and other minerals, rights and products therein and thereon for all purposes other than those for which this Lease is made, including without limitation the following:

             a. The right to cut, prepare, use or remove all the timber on the Leased Premises;

             b. The right of searching for oil, gas, coal, coal bed methane not released in the ordinary course of mining ("CBM") and other minerals and products other than the coal hereby leased and removing the same when found, the right to bore for and produce the oil and gas, including CBM, found in the Leased Premises, the right to store and transport, through pipelines or otherwise, such gas and oil, and gas and oil from any other lands, the right to prospect, mine, produce, store and transport any minerals other than the coal hereby leased found in, on or underlying the Leased Premises and the right to store and transport any minerals from other lands;

             c. The right of draining water, transmitting electrical energy, steam and heat, and of transporting coal or coke or other products and minerals and goods of all other kinds from the Leased Premises or any other land over, across or through the Leased Premises;

             d. The right of using the stone, earth, water and other minerals and products in and on the Leased Premises, of making excavations and sinking or boring slopes, shafts, drifts, tunnels and walls, of erecting buildings, structures, machinery and other improvements, of constructing and maintaining ditches, transmission lines, telegraph and telephone lines, railroads or other roads, tramways, tubing, pipelines or other means of drainage, transmission, communications or transportation over, upon or beneath the surface of the Leased Premises, and of selecting and granting to others rights of way therefor;

             e. The right of granting and conveying, from time to time, any rights of way through and over the Leased Premises, provided however, Lessor shall consult with Lessee and shall obtain the consent of Lessee, which consent shall not be unreasonably withheld, prior to granting rights of way through and over any portion of the Leased Premises which is included in any of Lessee's reclamation permits;

             f. Rights of ingress and egress as may be necessary or convenient in the proper development of the Leased Premises or other lands or in the proper exercise of the rights hereby excepted and reserved; and

             g. All outstanding rights of any person or entity under existing leases, deeds or other instruments evidenced by recorded instruments or visible on the ground.

         Notwithstanding the terms and provisions of this paragraph 5, Lessee's rights herein granted shall be the dominant estate with respect to rights granted hereafter pursuant to this paragraph 5 and Lessor's exercise of any excepted and reserved rights shall not unreasonably interfere with the rights herein granted to Lessee. With regard to any rights on the Leased Premises granted to others after the date hereof, Lessor shall require the grantee of such rights to agree to (i) indemnify and hold harmless Lessee and Permitted Mortgagee existing at that time with respect to acts and omissions of such grantee with respect to grantees operations on the Leased Premises, and, (ii) where grantee shall be conducting mining, commercial or industrial operations thereunder, (A) name Lessee and Permitted Mortgagee as an additional insured with respect to such grantees operations on the Leased Premises and, (B) maintain reasonable commercial limits of insurance.

         6. Payments; Abatement.

            a. Lessee shall pay to Lessor for each ton of coal mined and sold hereunder from the Leased Premises, a tonnage royalty equal to the greater of the "Fixed Rate" or the percentage of the gross sales price (the "Percentage Rate") each as specified below.

For coal mined by underground mining methods:

               Seam        Fixed Rate                 Percentage Rate
               ----        ----------                 ---------------
               Any         $2.00 per ton              7% of Gross Sales Price

For Coal mined by surface mining methods, including highwall and/or auger mining methods:

               Seam        Fixed Rate                 Percentage Rate
               ----        ----------                 ---------------
               Any         $2.00 per ton              7.5% of Gross Sales Price

            b. Except as provided in paragraph 4 hereof, Lessee also shall pay to Lessor a Wheelage Fee on coal mined from Adverse Lands and transported on, over or through the Leased Premises an amount equal to the greater of $0.10 or
0.25 percent of the Gross Sales Price per ton of such coal so transported. Wheelage Fees provided for in this section shall not be recouped by Lessee.

            c. Except as provided in paragraph 4 hereof, Lessee also shall pay to Lessor, in addition to the Wheelage Fee, a Processing Fee on coal mined from Adverse Lands and processed on the Leased Premises in an amount equal to the greater of $0.15 or 0.50 percent of the Gross Sales Price per ton of such coal so processed. Processing Fees provided for in this section shall not be recouped by Lessee.

            d. As used in this Lease, the following terms shall be defined as follows. (i) The term "coal" shall include any low coal content merchantable product that is sometimes sold and shipped under various trade names including, but not limited to, bone, coal, fuel and middlings. (ii) The term "ton" shall mean 2,000 pounds. (iii) The term "gross sales price" shall refer to the total average amount receivable, F.O.B. railroad car at the Fork Creek Preparation Plant, or F.O.B truck at the loading point on the Leased

Premises, for each ton of coal, directly or indirectly, by Lessee or any affiliate of Lessee in an arms length transaction. It is understood that the gross sales price shall be determined without any deductions or offsets whatsoever, except that Lessee may deduct any actual transportation costs incurred for transporting coal from the Fork Creek Preparation Plant to any other shipping point, (iv) The term "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by or is under common control with Lessee. For purposes of this paragraph, a person or entity shall be deemed to "control" another person or entity if such controlling person or entity owns 25% of the equity of the controlled person or entity.

            e. During the Primary Term, Lessee shall pay to Lessor, as a minimum rental, payable monthly on or before the 25th day of the month following the month for which such minimum rental is due, the following amounts: Two Hundred Thousand Dollars ($200,000) per month commencing on the effective date of this Lease, partial months prorated. The minimum rental shall be reduced to One Hundred Thousand Dollars ($100,000) per month after thirty-five million tons (35,000,000) of coal shall have been produced and sold from the Leased Premises under this Lease, and shall be further reduced to Fifty Thousand Dollars ($50,000) per month after fifty million tons (50,000,000) of coal shall have been produced and sold from the Leased Premises under this Lease.

            f. Each month's tonnage royalty shall be credited against this minimum rental so that no minimum rental payment shall be due for any month where tonnage royalties equal or exceed the minimum rental. In any month where the tonnage royalty falls short of the minimum rental, the difference between the minimum rental paid and the tonnage royalty for that month shall be credited to Lessee's account for subsequent months. Lessee shall then have the right to produce and ship, without paying any tonnage royalty, such quantities of coal as would produce, at the royalty rates prevailing at that time, a tonnage royalty equal to that credit. In no event will Lessee pay less during any month than the minimum monthly rental. The right of recoupment may be exercised within the 24 months immediately following the payment thereof. . However, this right of recoupment shall be limited by the termination of this Lease, by expiration or otherwise.

            g. Payment of tonnage royalty, if any shall be due after applying the foregoing provisions, shall be made monthly on or before the 25th day of each calendar month with respect to coal mined and sold from the Leased Premises during the preceding month. Each payment of royalty shall be accompanied by a statement showing the coal mined and sold during the period for which the payment is tendered, the unsold inventory at the beginning and end of the month, the gross sales price per ton as defined herein, the number of tons sold at that sales price, and the royalty due thereon. Payment of Wheelage Fees and/or Processing Fees, if any, shall be made monthly, on or before the 25th day of each calendar month with respect to coal transported during the preceding calendar month. Any coal sales agent of Lessee is hereby authorized, and Lessee shall instruct such agent, to furnish to Lessor upon Lessor's written request to such sales agent (with a copy of such request to Lessee) any information desired by Lessor with regard to the quantities and the gross sales price of the coal with respect to which Lessor is to receive a payment hereunder. Lessor shall keep and cause any other party that reviews

Lessee's records on behalf of Lessor to keep all information disclosed to Lessor pursuant to this paragraph 6(g) in strict confidence and shall not disclose such information to any other party without the prior written consent of Lessee, except as may be required by law.

            h. Lessee shall pay full tonnage royalty at the rate herein stipulated upon all mineable and merchantable coal, whether in place or mined, which is burned, lost, destroyed, abandoned, or injured by fire or explosion ("lost coal"), when such loss is caused by negligence of Lessee, its agents or employees or the failure of Lessee to properly mine or provide for the mining of said coal by standard methods of mining. Lost coal shall be paid for according to the following formula: (Lease royalty rate) X (average gross sales price) X (recoverable tons). The lease royalty rate is provided in Article 6(a). The average gross sales price as used in this paragraph is the average of the gross sales prices for all coal sold during the month preceding the month of the occurrence of lost coal during which coal was actually sold pursuant to this Lease. Recoverable tons is defined as ninety percent (90%) of tons in place for surface mineable coal, fifty-five percent (55%) of tons in place for underground mineable coal, and thirty-five percent (35%) of tons in place for highwall miner or auger mineable coal. The number of tons of lost coal in place is calculated by multiplying four-hundredths (.04) times the square foot area of lost coal times the clean coal thickness in feet for the lost coal. Payment for lost coal shall be made by Lessee to Lessor within one (1) month following such loss.

            i. For each month during the Remainder Term and until termination of this Lease, Lessee shall pay to Lessor as rent the sum of $100.00 per month, payable monthly in advance on or before the first day of each month.

            j. All payments to be made hereunder by Lessee to Lessor shall be wire transferred in immediately available funds to such account as Lessor may from time to time designate in writing to Lessee, or in such manner as Lessor may from time to time designate in writing. Any late payment shall bear interest at the rate of eight percent (8%) compounded annually on all amounts not paid when due.

         7. Mining Operations

            a. Lessee shall immediately upon the execution of this Lease, enter upon the Leased Premises and begin and diligently continue to mine and remove coal thereon in an energetic, approved, skillful and workmanlike manner, utilizing a mine plan reviewed by Lessor, so as to recover the greatest possible amount of mineable and merchantable coal from the Leased Premises employing modern machinery and equipment and good mining and reclamation practices and in accordance with the plans submitted by Lessee to Lessor pursuant to Article 8(b) hereunder, having due regard for the value of the Leased Premises as a coal producing property so as to avoid damage to and waste of any seams of coal, whether granted as a part of the Leased Premises or not so granted, and to continue mining the same with due diligence during the term of this Lease; subject only to "force majeure" (as hereinafter defined).

            If Lessee is unable, wholly or in part, by reason of force majeure from carrying on its coal mining operations under this Lease, Lessee shall give Lessor prompt written notice of the force majeure with reasonable detail concerning it. Thereupon, the obligation of Lessee to make minimum rental payments shall be suspended during the continuance of the force majeure, but such suspension of minimum rental payments shall not exceed four (4) aggregate months in any calendar year.

            For the purpose of this Lease, the term "force majeure" shall mean any act or occurrence, beyond Lessee's reasonable control and which is not caused by the negligence or willful misconduct of Lessee, its agents or employees that prevents the mining, processing, transportation or delivery of coal including fire, natural flood, damage to or destruction of Lessee's mines, improvements or machinery, riot, strikes, acts of God, serious accident, non-approval of government or regulatory environmental permits required for mining operations provided Lessee has done all things reasonably necessary to secure such permits, or other cause beyond the reasonable control of the Lessee. Lessee shall, however, upon the happening of any event of force majeure, use all reasonable efforts to remove as promptly as possible the cause of the inability to mine and ship coal.

            b. Lessor shall at all times have the right to enter the Leased Premises and workings and mines of Lessee in order to audit, review, examine, survey, and/or measure the same, or any part thereof, to determine that all the terms and conditions of this Lease are fully complied with and for these purposes to use freely the means of access to the Leased Premises and workings thereon without hindrance, but in such manner as not unreasonably to interfere with Lessee's operations. Lessor shall be responsible for the acts and omissions of its agents while on the Leased Premises.

            c. If Lessor finds and reports to Lessee in writing that, in the progress of the work, any areas of merchantable and mineable coal of workable thickness have been passed by with the result that coal has not been removed, which, in accordance with good mining practices should have been removed, Lessee agrees to return to such areas and remove the coal therefrom, or pay for the coal under the lost coal provision as provided in Article 6(h). Any Leased Coal for which royalties have been paid pursuant to the provisions of paragraph 6(h) may thereafter be mined by Lessee during the term of this Lease. Lessee shall report mining of any previously declared lost coal and shall pay to Lessor all amounts specified in paragraph 6(a) hereunder, less any previously paid royalties for such coal. Any dispute under this paragraph 7(c) shall be resolved pursuant to the provisions of paragraph 47 of this Lease.

            d. Lessee shall maintain such possession and control of the mines operated hereunder as may be necessary to prevent trespass thereon or therein and shall, at its own expense, do whatever is necessary to prevent such trespass, and shall also at its own expense and in its own name (and in the name of Lessor when specifically authorized by Lessor), initiate and conduct all proceedings necessary to that end.

            e. Lessee shall use all reasonable care and precaution to prevent the occurrence of fires in timber or forest growth on the surface overlying the Leased

Premises and to prevent mine fires in the coal seams on the Leased Premises; and to pursue the prompt extinguishment of any such fires caused by its activities. Lessee shall also cooperate with Lessor and its other lessees in extinguishing such fires on the Leased Premises and on adjoining lands that may be liable to spread to or over the Leased Premises. Lessee shall be responsible for all injuries and damages caused by fire that result from the negligent acts of Lessee on the Leased Premises including, but not limited to, damages to timber and property and injuries to persons on the Leased Premises and adjoining lands.

            f. Lessee agrees that if, in the prosecution of its mining operations hereunder, it encounters or leaves unmined, any part or portion of the coal covered hereby (it being understood that such coal can only be left as unmineable and unmerchantable with the consent of the Lessor, or after it has been determined as a matter of fact to be unmineable and unmerchantable) and the operations of Lessee hereunder have advanced to the point where it is no longer practicable to mine such coal, or the coal is inaccessible to Lessee, and to the point where such removal of such coal will not injure or damage Lessee's mine operations, then in that event, Lessor at its election, may declare in writing such coal so left as no longer being a part of the Leased Premises and may mine and remove such coal or Lease the same to another for the purpose of mining and removing the same as though it had not been included in this Lease in the first instance; provided that such mining is done in such a manner as not to unreasonably interfere with Lessee's mining operations under this Lease. Lessor shall give Lessee at least ninety (90) days advance written notice of its intention to invoke this paragraph (f), identifying the areas to be deleted from the Leased Premises.

            g. Lessee shall mine through portions of the coal seams that are faulty or would yield unmerchantable coal, if the amount and quality of coal lying beyond the fault appears economically justifiable. Lessee shall give to Lessor at least 15 days prior notice in writing of its intention so to do before removing the pillars protecting main haulways and main air courses in the Leased Premises. Any dispute under this paragraph 7(g) shall be resolved pursuant to the provisions of paragraph 47 of this Lease.

            h. If, at any time after the tenth year of this Lease, Lessee does not produce coal from the Leased Premises at the rate necessary to recoup the total minimum royalty payments due for the most recent Lease year and a third party proposes to develop any area of the Leased Coal in which (i) Lessee is not currently operating or has not obtained or has not submitted a then current application for a surface disturbance permit from the West Virginia Division of Environmental Protection, or (ii) because of its location with respect to Lessee's existing and proposed operations or other condition which, in Lessor's reasonable opinion, makes it appear unlikely that such area will be mined by Lessee, then Lessee, after 90 days notice of such third party's proposal, may elect to release such area from the Lease with a commensurate reduction, on a pro rata basis, of the then current minimum royalties hereunder, or, in the event Lessee elects not to release such area, Lessee shall either commence and diligently pursue Mining Operations, as hereinafter defined, in such area within two years or Lessee shall be deemed to have irrevocably acknowledged that such area is indeed mineable and merchantable and agrees to pay for such area as lost coal as defined herein if Lessee does not mine such area prior to termination hereof. If Mining Operations commence within such two (2) year period but the condition of the area is found to be such that the coal is not mineable and merchantable, Lessee shall have no obligation regarding lost coal under this Lease with respect to such area. If Lessee elects to surrender such coal to enable a lease to such third party, Lessee also, upon request of Lessor, promptly shall transfer to such third party any of its permits that uniquely apply to such coal and otherwise shall grant such permit rights as are necessary to allow such third party to develop a mine as proposed. Lessee shall be relieved of and from any duties and obligations it would otherwise have regarding the area or coals totally released by it pursuant to this Article. Lessee shall be reimbursed by Lessor for reasonable documented costs incurred in the development of any mining permit required to be transferred as a result of this provision, except that with respect to jointly used haulroads, reimbursement shall be limited to the subsequent maintenance cost thereof which shall be apportioned among the users on the basis of tonnages hauled over said jointly used roads. Any such designee shall agree to comply with the insurance and other requirements of paragraph 5 hereunder with respect to rights granted hereafter. For purposes of this paragraph 7(h), "Mining Operations" shall mean any activity necessary or incidental to the actual removal of coal in the normal course of events including core drilling, prospecting, obtaining additional required rights, permitting, providing for electrical power or other utilities, construction of roads, face-ups, and providing supporting fixtures and the mining and removal of coal. Any dispute under this paragraph 7(h) shall be resolved pursuant to the provisions of paragraph 47 of this Agreement.

         8. Surveys, Maps, and Permits.

            a. Lessee shall at its expense employ a competent, registered professional mining engineer, whose duty it shall be to plan and project in advance the coal mining operations to be conducted on the Leased Premises in an efficient and practicable manner, according to accepted and approved engineering practices for the development of coal mines by the methods of mining herein provided for.

            b. The registered mining engineer shall lay out plans for development of the mining and cause maps on a scale of six hundred (600) feet to one (1) inch, or such other scale as Lessor may deem acceptable, to be made, which maps shall show thereon, fully and accurately, mining plans and proposals for mining, all improvements and surface structures to be made in conjunction with the mining of the coal, reclamation methods after removal of said coal, elevation of the coal seam, total coal thickness, total seam thickness, contour above sea level, West Virginia State Plane Coordinate system, and Lessee shall, thirty (30) days before the commencement of any mining operation, furnish a copy of such maps and electronic files in a format acceptable to Lessor. Lessee shall also provide to Lessor with further request therefor a copy of the most current approved permit proposal/drainage map and subsidence control map and, upon reasonable notice, a copy of all mine permit applications and documents shall be available for Lessor review.

            c. Lessee agrees to give Lessor reasonable notice of its or any contractor's intention to permit (under applicable state law) any area on or in the Leased Premises.

            d. No later than the 1st day of March and September of each year, and as often as once every thirty days if requested by Lessor, Lessee shall furnish Lessor maps and electronic files in a format acceptable to Lessor, which accurately show workings and extension of Lessee's mining operations on the Leased Premises during the six (6) month period ending December 31 and June 30, respectively, and any other reasonable information requested by Lessor. The maps shall be on a scale of six hundred (600) feet to one (1) inch (three sets) and one hundred (100) feet to one (1) inch (one set) or such other scale as requested in writing by Lessor and shall be based on tied surveys of all workings utilizing the West Virginia State Plane Coordinate System and shall be delivered to Lessor at its designated office.

            e. Lessor itself, or through its agents, shall at all times have access to the plans, permit applications (amendments and completions), maps, electronic files, exploration and quality data in a form acceptable to Lessor, and tracings of Lessee and may take therefrom copies of such portions as Lessor or its agents may desire. If Lessee fails to furnish maps or other records as herein provided for and continues not to furnish such maps or documents for a period of twenty (20) days after written demand by Lessor, Lessor may employ a competent engineer to make a survey of the mining developments of Lessee as herein provided and the expense thereof shall be paid by Lessee within 10 days after written demand.

            f. Lessee shall furnish Lessor on or before the 1st day of March of each year and at such other times as may be fixed by law or required for tax assessments, a statement of and maps showing the acreage of the Leased seams of coal that were mined, abandoned, and/or lost by tax tract during the preceding year and the estimated remaining leased reserves. Lessee shall cooperate fully with Lessor in any effort by Lessor during a reappraisal or otherwise to reduce or minimize any taxes, fees, levies or other assessments on all or any part of the Leased Premises.

         9. Taxes. Lessee, during the term hereof, shall promptly and properly, in accordance with all statutes, regulations, rulings and case law, pay at the times they become due and payable, all taxes, fees, levies, assessments, including, but not limited to, black lung benefits and assessments, ad valorem, excise, license, privilege or severance taxes, and any other charges whether imposed by the United States, any State, or any political subdivision thereof, or by any municipal corporation upon or with respect to: (1) the fee estate or other interests of Lessor in the Leased Premises; (2) Lessee's interest in this Lease; (3) the leasehold estate hereby created; (4) all coal mined and produced from the Leased Premises by Lessee and the products thereof; (5) the exercise of any right or privileges in connection with Lessee's operations hereunder; so that Lessor shall be entirely relieved from such charges; provided, however, if any other seam or seams of coal upon the Leased Premises shall be operated by others, proper allowances shall be made for Lessee in settlement of the tax to be paid by it under this Article. Lessee shall also promptly and properly, in accordance with all statutes, regulations, rulings and case law, pay at the times they become due and payable all taxes, fees, levies, assessments, including, but not limited to, black lung benefits and assessments, excise, license and privilege taxes, and any other charges whether imposed by the United States, any State, or any political subdivision thereof, or by any municipal corporation upon buildings, structures, improvements, equipment and property of any kind used in, on or about the Leased Premises, whether owned by Lessee or Lessor (collectively "Taxes"). Lessee shall be required to pay the Taxes only with respect to the periods during the term of this Lease for which the tax is assessed. If this Lease begins or ends during a period for which a tax is assessed, then such tax shall be pro-rated between Lessee and Lessor.

         If Lessor makes any payment, either voluntarily or as required by law, on account of any or all of the above, then the amount thereof shall be repaid by Lessee to Lessor within ten (10) days after the date Lessor submits a written statement to Lessee.

         Notwithstanding the foregoing, it is not intended that Lessee shall pay, or be required to pay, any so-called income, profits, excise, occupational or privilege taxes levied or assessed upon the income of Lessor, nor is it intended that Lessee shall pay any taxes attributable to the oil and gas estate, nor to the timber on the Leased Premises, but, subject to such exceptions, Lessee agrees to save and forever hold Lessor harmless from and to exonerate and indemnify Lessor for any and all Taxes. Lessee shall provide to Lessor any filings prepared for submission to the West Virginia State Tax Department with respect to the Leased Coal reserves and Lessee's mining activity thereon. Lessor agrees that Lessee shall have the right to protest any taxes that Lessee is required to pay under this paragraph 9, provided Lessor is not adversely affected by Lessee's actions. Any such protest shall be at the sole cost of Lessee and Lessee shall be responsible for payment of all penalties and interest due on such Taxes.

         10. Engineering Audit.

            a. Lessor, its agents, engineers or other persons on Lessor's behalf, with their assistants, shall have the right to enter at all times the Leased Premises and mining operations of Lessee in order to audit, examine, select samples of coal, survey or measure the same or any part thereof, for the purpose of ascertaining the condition of the mines, the methods practiced, as well as the amount of coal removed, or for any other lawful purpose, and Lessor shall have the right to place and keep an auditor or other representative upon any tipples, docks or loading facilities at the mines of Lessee for the purpose of checking the weights, measures, accounts and mining methods of Lessee and for these purposes to use freely the means of access to the said mines and works without let, hindrance, or molestation.

            b. Lessor, or any person acting on its behalf, shall also have the right to enter the Leased Premises at all reasonable times to inspect for or prevent any trespass; provided, however, that Lessor shall not be obligated to make such inspections nor will Lessor be responsible in any manner for any such trespass. Lessee will use its best efforts to keep trespassers off of the Leased Premises, and may limit access to the Leased Premises to authorized persons only. Lessor shall comply with Lessee's reasonable safety and security policies regarding use of haulroads on the Leased Premises.

            c. Lessor shall be responsible for the acts and omissions of its agents and employees acting on Lessor's behalf while exercising the rights under this paragraph 10.

         11. Damages. Lessee shall conduct its mining operations so as not to violate any rights of lateral and subjacent support or other rights belonging to the owners of other estates on, adjacent to and near the Leased Premises. Lessee shall notify Lessor within twenty-four (24) hours of any action instituted against Lessee for the recovery of damages aforesaid.

         12. Weights.

            a. All payments for coal mined from the Leased Premises shall be paid for by Lessee on the basis of railroad or barge weights as the case may be. Such coal shipped by truck or conveyor or by other than rail or water transportation, or used by Lessee for its own purposes, shall be weighed by Lessee on accurate scales which shall be inspected and approved as accurate by a qualified agency and payments for such coal shall be made based on such weights. If actual weights are not immediately available, estimated weights will be utilized and adjusted when actual weights become available.

            b. To the extent reasonably possible, Lessee shall provide suitable, accurate, tested scales and shall weigh separately before commingling all coal mined from the Leased Premises; and Lessee shall provide a plan or method, which is satisfactory to Lessor, whereby accurate weights, quality and gross sales price of each can be determined. The said method or plan shall be submitted to and approved in writing by Lessor before any such coal is commingled. At the time of each payment hereunder, Lessee shall furnish to Lessor a report in form approved by Lessor showing the information required above. Where scales are not available to determine weights prior to commingling of coals, Lessee shall propose a plan or method of determining such raw coal weights and shall submit such plan to Lessor, which Lessor's approval therefor shall not be unreasonably denied. Any dispute under this paragraph 12(b) shall be resolved pursuant to the provisions of paragraph 47 of this Lease.

         13. Accounting for Commingled Coal. In addition to the foregoing, if coal from the Leased Premises is to be commingled with coal from other lands, Lessee shall no less frequently than semi-annually calculate by cubic measurement the coal mined during the preceding six month period in accordance with a plan or method, which is satisfactory to Lessor, whereby accurate weights of coal mined from the Leased Premises and accurate weights of coal mined from other lands can be determined. Lessee shall on or before the 20th day of January and July, and at other times as reasonably requested by Lessor, during the term of this Lease, furnish to Lessor a report in form approved by Lessor, showing separately (i) the total quantity of coal mined from the Leased Premises and (ii) the total quantity of any coal mined from other premises and commingled with coal mined from the Leased Premises determined in accordance with the provisions of this paragraph. The report shall also show in what manner the coal was shipped, the certified weights of the coal, and a record of the representative samples for float and sink tests or other appropriate tests as approved by Lessor with analysis of said coal made or caused to be made by Lessee bi-weekly before the said coal is commingled. The purpose of this paragraph 13 shall be to permit Lessee to allocate the coal shipped from the Fork Creek Preparation Plant to coal mined from the Leased Premises and from other sources. Any dispute under this paragraph 13 shall be resolved pursuant to the provisions of paragraph 47 of this Lease.

         14. Exploration Data. Lessee promptly shall furnish Lessor with true and complete copies of any and all data which Lessee may obtain, by drilling or other means, with respect to the existence, location, quantity, quality, depth, and thickness of coal in the Leased Premises and with respect to the existence, location, quantity, quality, depth and thickness of any oil, gas, casinghead gas, clay or other mineral strata, in the Leased Premises.

         15. Records. Lessee will keep and cause to be kept during the term hereof and for not less than three years after the termination of the Lease accurate records showing separately the quantities of coal with respect to which Lessor is to receive a payment hereunder and the gross sales price of all of each such coal. Lessor, its agents, engineers, attorneys or other persons in its behalf shall have access at any and all reasonable times to all records containing facts necessary for a just accounting of amounts due Lessor hereunder and to the offices where such records are kept, for the purpose of inspecting, auditing and making copies thereof; and, for like purposes, Lessee, to the extent Lessee has the right and only to such extent, does hereby authorize Lessor to request and/or require of any railroad company, barge company, trucking company or any mode of transportation of such coal an inspection of their books and records, showing the detailed weight and quantity of all such coal and other products and pertinent information in relation thereto; and the said carriers and their agents are hereby authorized and requested to show Lessor and its agents all such records when requested, and to furnish all such information on request. At the time of each payment of royalty, a full and accurate statement showing the information required above and such other data as shall be reasonably requested by Lessor shall be delivered to Lessor. Lessee also shall furnish to Lessor, upon request, from time to time, an itemized statement of all property and equipment being used by Lessee in its mining operations on the demised premises, indicating therein that owned by the Lessee, that not owned by the Lessee, and stating the liens thereon and the names of the lien holders, if any there are. The confidentiality obligations imposed on Lessor under paragraph 6(g) herein apply to this paragraph 15.

         16. Permits and Reclamation.

            a. In all mining and other activities undertaken by Lessee in and upon the Leased Premises, Lessee will in all material respects comply with the applicable laws and statutes of the United States of America and the State of West Virginia and that State's political subdivisions which may be in effect at the time of mining and all valid rules, regulations and orders thereunder regulating such mining and related activities. Copies of all such permits or other authorizations issued by any governmental authority shall be furnished to Lessor immediately after they are received by Lessee. All such permits or other authorizations shall be obtained by and at the expense of Lessee. Lessee shall post, or cause to be posted, such bonds as may be required in connection with the issuance of such permits or other authorizations. Lessee shall conduct all mining activities in accordance with such permits or other authorizations. Lessor shall have the right to inspect and copy at reasonable times and intervals, all inspection reports and compliance, noncompliance and other orders issued by any governmental authority.

            b. Lessee shall pay, or shall cause to be paid, all reclamation fees, and shall otherwise be entirely responsible for the complete performance of reclamation obligations hereunder relating to Lessee's operations on the Leased Premises. Lessee shall perform all reclamation work as soon as reasonably possible after completion or cessation of the activities which establish the need or obligation to perform reclamation or shutdown work and shall at all times keep such work current. Lessee shall pay, or cause to be paid, all fines which may be levied or assessed in connection with the mining operations of Lessee by the State of West Virginia or any other governmental authority. Notwithstanding the foregoing, Lessee may contest or appeal the levy or assessment of any fine to the full extent permitted by law, provided Lessor has received assurances satisfactory to it that failure to pay the fine pending the outcome of the contest or appeal shall not adversely affect Lessor.

            c.

                    i) At such time as Lessee shall have mined and removed all of the mineable and merchantable coal in the Leased Coal underlying the Leased Premises or upon termination of Lessee's right to mine, process and ship coal as provided herein or upon termination of this Lease, at Lessor's election made within 180 days thereof, Lessee either (a) shall fully reclaim and restore the Leased Premises in accordance with all applicable laws, regulations and permits or (b) shall leave the Leased Premises in such condition that mining or other activities by another may begin immediately after termination hereof, each as hereinafter more fully described. Lessor in its sole discretion may elect option
(a) for parts or portions of the Leased Premises and option (b) for other parts or portions of the Leased Premises.

                    ii) If Lessor elects to have any part of the Leased Premises reclaimed and restored, Lessee at its sole cost and expense shall reclaim and restore such Leased Premises as required by applicable laws, regulations and permits and shall initiate and diligently pursue and complete all things necessary to terminate all permits and authorizations held by Lessee regarding such Leased Premises.

                    iii) If Lessor elects to have Lessee leave any part of the Leased Premises in such condition that mining or other activities by another may begin immediately, Lessee, at its sole cost and expense, promptly upon receipt of notice of such election, shall initiate and diligently pursue and complete all things necessary, effective as soon as possible after such election is made, to accommodate Lessor's election. Lessee shall do all things requested by Lessor, if such request be made, to permit immediate mining or other activities by another, including but not limited to the transfer or assignment to Lessor or its designee of applicable permits subject to the replacement of all bonds required to be posted in connection with such permits, except to the extent Lessee is not in compliance with such permits. The parties agree that any noncompliance by Lessee under any applicable laws or permits shall be determined by a final inspection by the State compliance inspector(s) as close as possible to, but prior to, the time of transfer. Once the activity, if any, which is not in compliance, has been corrected by Lessee, such transferee shall be responsible for all future obligations with respect to such activity.

                    iv) To the extent that Lessor exercises any of its rights under paragraphs 16(c) and/or 16(d) of this Lease to require Lessee to permit a transferee, designee, or other third party to operate on and/or assume any permits of Lessee, then such transferee, designee, and/or third party shall be solely responsible for all acts and omissions other than acts or omissions of Lessee on that portion of the Leased Premises subject to such transfer and shall indemnify, defend, and hold harmless the Lessee and the Permitted Mortgagee from any and all such claims pertaining thereto. Lessor shall cause such transferee, designee, or other third party to agree to comply with the insurance and other requirements of paragraph 5 hereunder.


            d. During the Remainder Term hereof, if Lessor so requests, Lessee agrees to transfer any permit that it then holds on the Leased Premises to any designee thereof or to permit such designee thereof to overbond any permit area which may be necessary for any type of development or other activity as Lessor may request. In such case, Lessee, upon completion of such permit transfer or overbonding and permitting, shall no longer be responsible for such areas hereunder.

         17. Indemnity. Lessee does hereby indemnify, defend, and save harmless Lessor, its parent, subsidiaries and affiliates and its and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Indemnified Parties") from and against:

                  any and all claims, losses, liabilities, damages, demands, obligations, fines, or civil penalties, regardless of when made or arising, by and on behalf of any person, firm, corporation, or governmental agency, arising from or growing out of or in connection with Lessee's operations on or in or with respect to the Leased Premises, specifically including without limitation, any and all claims for personal injury, including death, and property damage and for salaries and wages and employee or former employee medical, retirement and all other benefits, and any claim rising from Lessee's noncompliance of any environmental or other law, regulation or order or any permit, together with all costs, fees, and expenses (including but not limited to court costs and reasonable attorney's fees) connected with any of the above ("Damages").

         In case any action or proceeding is brought against any of the Indemnified Parties by reason of any such claim, etc. described above, Lessee will at its sole cost and expense using counsel reasonably acceptable to Lessor resist and defend such action or proceeding and satisfy any order or judgment against any of the Indemnified Parties resulting therefrom. Notwithstanding the foregoing, Lessor shall have the right using its own counsel at its expense to defend such action upon written notice to Lessee.

         Lessee's indemnity obligations under this Lease shall survive termination of this Lease.

         18. Workers' Compensation; Black Lung.

            a. Without limiting the generality of Lessee's obligation to conduct its operations hereunder in conformity with present and future laws of the State of West Virginia and the United States and the valid regulations of the various agencies of both, Lessee agrees that it will become and remain a subscriber to the Workers' Compensation Fund of the State of West Virginia or otherwise provide workers' compensation coverage for its employees in accordance with applicable laws.

            b.

                    i) Without limiting the generality of Lessee's obligations to conduct its operations hereunder in conformity with present and future laws of the State of West Virginia and the United States and the valid regulations of the various agencies of both, Lessee agrees that it shall comply with all of the terms and provisions of the Federal Coal Mine Health and Safety Act of 1969, as amended by the Black Lung Benefits Act of 1972, the Federal Mine Safety and Health Act of 1977, the Black Lung Benefits Act of 1977 and the Black Lung Benefits Reform Act of 1977, as now or hereafter amended and all rules and regulations adopted pursuant thereto ("Acts").

                    ii) Lessee acknowledges that, as between Lessor and Lessee and for the purposes of this Lease, Lessee is, and shall be deemed to be, the operator of any coal mine for the mining of coal from the Leased Coal in the Leased Premises and of all related activities engaged in by Lessee or persons under contract with Lessee pursuant to the terms of this Lease with respect to any claim for black lung benefits or any other "social benefit" ("benefits") or any other "social benefit" filed by or on account of its employees or former employees pursuant to the Act, the Coal Industry Retiree Health Benefits Act of 1992 (the "Coal Act") or any similar or successor statute or amendment to the Acts or the Coal Act. Lessee shall secure and shall require any other person or entity who operates, controls, or supervises a coal mine on the Leased Coal in the Leased Premises or performs services of construction, transportation or other activities related to coal mining under the terms of this Lease, or who otherwise may be liable for the payment of benefits, to secure the payment of such benefits to or on account of their employees or their former employees in accordance with all applicable laws and regulations and shall provide Lessor at least annually and more often upon request, with appropriate certification that each of them has provided security in compliance with all applicable laws and regulations for the payment of such benefits. Lessee shall notify Lessor immediately in writing of any changes or alterations in the status of any such security.

                    iii) Without limiting the generality of Lessee's obligations to comply with all other provisions of this Lease, Lessee agrees that it will secure and guarantee the payment of all benefits required to be paid under the Acts or the Coal Act or any similar act or successor statute or amendment to the Acts or the Coal Act by reason of said mining, construction, transportation and related activities pursuant to this Lease, and Lessee does hereby agree that it will indemnify and hold Lessor harmless from any Damages which Lessor may suffer directly or indirectly, as a result of or with respect to any claim for benefits filed by or on account of any of Lessee's employees or former employees or employees or former employees of others for whom Lessee may be required to secure the payment of benefits under paragraph (ii) above.

                    iv) Lessee acknowledges that Lessor has reserved certain rights and imposed certain requirements under the terms of this Lease solely for the purpose of assuring that the coal in and on the Leased Premises is recovered in accordance with the terms and conditions of this Lease so as to prevent waste and protect the reserved rights of Lessor, however, such reserved rights shall in no event cause Lessor to be or be considered an operator as defined in the Acts with respect to Lessee's employees or the employees of others.

         19. Insurance. Without limiting Lessee's under-taking to protect, indemnify, hold harmless, and defend the Indemnified Parties as provided in this Lease, and without limiting the generality of Lessee's obligation to conduct its operations hereunder in conformity with present and future laws of the State of West Virginia and the United States and valid regulations of the various agencies of both, Lessee agrees at its own cost to procure and maintain at all times during the term of this Lease from insurance companies (or statutory funds) reasonably acceptable to Lessor, the insurance coverages as hereinafter set forth:

            a. Workers' Compensation and Employers Liability

                    i) Workers' Compensation coverage for occupational injury and disease in accordance with requirements imposed by applicable state and Federal laws, rules and regulations.

                    ii) Employers Liability coverage with limits of not less than

$3,000,000 per occurrence including coverage for claims arising under W. Va. Codess.23-4-2 ("Mandolidis" coverage).

            b. Liability Insurance as is afforded under a policy of Commercial General Liability, with endorsements or under other policies as may be appropriate, with limits of not less than $5,000,000 (except for the Pollution Liability Coverage required in subsection (iii), below, which shall be in the amount of $1,000,000) combined single limits in any one occurrence, for liability arising from injury to or death of one or more persons, and for liability arising out of damage to or destruction of property, including loss of use thereof and downtime, and including the following:

                    i) Blanket Contractual Liability

                    ii) Bodily Injury Liability

                    iii) Pollution Liability Coverage

                    iv) Owners and Contractors Protective Liability

                    v) Broad Form Property Damage Liability

                    vi) Explosion and Collapse Hazards

            c. Auto Liability Insurance covering owned, non-owned and hired motor vehicles which may be used in any connection with the operations contemplated hereunder with limits of not less than $5,000,000 combined single limits in any one occurrence, for all liability arising out of injury to or death of one or more persons, and for all liability arising out of damage to or destruction of property, including loss of use thereof and downtime.

            d. Property Insurance in amounts equal to the full replacement cost (or the highest insurable value if coverage for replacement cost is not available) covering all real and personal property and fixtures now on the Leased Premises or which the Lessee places on the Leased Premises during the term of this Lease, against loss or damage by fire, lightening, explosion or other hazards covered under extended coverage insurance. The proceeds of any loss payable under such policies as above required shall be used by Lessee in the restoration, repair, or replacement of the destroyed or damaged property to the extent required by Lessee for the performance of its obligations under this Lease.

            e. All policies and endorsements providing the insurance required under subparagraphs (a), (b), (c) and (d) above shall:

                    i) be occurrence coverage except for the (1) Pollution Liability coverage under subparagraph (b)(iii), or (2) insurance required under subsection (d) above;

                    ii) be endorsed to include liability assumed by Lessee under this Lease;

                    iii) name the Permitted Mortgagee, Lessor and the other Indemnified Parties as Additional Insureds;

                    iv) be primary to any and all other insurance of Lessor and the Indemnified Parties with respect to any and all claims and demands which may be made against them for bodily injury or death to Lessor's or Lessee's employees, contractors, agents, servants, invitees and guests, and for property damage, including damage to Lessor's or Lessee's property, caused by or alleged to have been caused by any act omission or default, negligent or otherwise, of Lessee by reason of the mining or other activities under this Lease;

                    v) provide that it applies separately to each insured against which claim is made or suit is brought, however in no event for more than the limit of liability of the applicable policy; and,

                    vi) be endorsed to provide that, except in cases where damage or injury is the result of the sole negligence of Lessor or the Indemnified Parties, all rights of subrogation against Lessor and the Indemnified Parties and their insurers are expressly waived.

         The limits of liability required above may be provided by a combination of primary and excess policies as long as all requirements and coverages are provided thereunder. The foregoing minimum requirements shall not limit Lessee's liability to Lessor in any manner.

            f. Prior to commencement of any operations under this Lease, Lessee shall provide to Lessor acceptable evidence in the form of an original certificate or certificates of insurance from the respective insurance companies confirming that all coverages and policies required hereinbefore are in full force and effect in the form required, that Lessor and the Indemnified Parties have been included as additional insureds where required, and confirming that Lessor will be notified in writing not less than 30 days prior to the cancellation or non renewal of any such insurance. Upon request of Lessor, Lessee shall provide duplicate originals of such policies to the Lessor. Lessee shall require its contractors, subcontractors and other agents performing any work in the Leased Coal or on or in the Leased Premises to obtain and maintain insurance for the risks and in accordance with all the terms in this Section but at reasonable limits designated by Lessee.

         20. Liens and Encumbrances. Except for certain liens and encumbrances that Lessor consents to in writing, Lessee shall not permit any lien or encumbrance to accrue on the Leased Premises or any part thereof, except a lien for ad valorem property taxes not due or payable. Should any non-permitted encumbrance or lien on the Leased Premises or appurtenances accrue, Lessee shall cause the same to be promptly discharged and removed. If Lessee fails to discharge or remove any such lien or encumbrance, Lessor shall have the right but not the obligation to take such action as may be necessary to remove or satisfy the same; and Lessee shall be obligated to reimburse Lessor for any expense, disbursements or attorney's fees necessarily incurred in protecting the Leased Premises from such liens and encumbrances and shall pay the same at the next succeeding payment of royalty. Lessee, however, shall have the right to contest in the courts or otherwise the validity of any such lien.

         21. Environmental Damage. Lessee, for itself and its contractors, subcontractors and other agents performing work hereunder, shall indemnify and hold Lessor and the other Indemnified Parties harmless from any and all environmental damages resulting from or connected with its and their mining and other activities under this Lease. Without limiting the generality of Lessee's indemnification against environmental damages, Lessee agrees that its mining operations on the Leased Premises will be conducted in such manner as to absolve the Indemnified Parties from liability due to pollution or discoloration of streams fed by waters from the Leased Premises, or because of interference with the present bed of such streams or their natural flow; and Lessee further agrees that it will conduct all of its operations hereunder in a careful and prudent manner and in such a way as to absolve Indemnified Parties from any liability arising therefrom, and Lessee shall be solely responsible for treatment of any water discharges arising out of, connected with or related to its mining or other activities hereunder in the Leased Coal and in, on or under the Leased Premises or adjacent lands, to the full extent required by present or future law or regulation, which responsibility of Lessee as well as the aforesaid indemnification shall survive termination of this Lease. The obligations of Lessee under this Section are in addition to, not in lieu of, other sections of this Lease regarding indemnification, insurance and Lessee's other obligations.

         22. Boundary Coal. If Lessee shall acquire other coal properties which adjoin and have common boundary with the Leased Premises, in order to avoid unnecessary loss of coal, Lessor waives any present or future requirement of law relating to the leaving of coal at or near boundaries, and consents to the mining and removal of all the coal within any distance of any boundary between the Leased Premises and other coal lands and coal leaseholds now or hereafter owned by Lessee provided that Lessee must also obtain a similar waiver from the owners of such other coal lands.

         23. Condemnation.

            a. Should any governmental agency indicate a desire to bring or formally begin condemnation proceedings related to the Leased Coal or the Leased Premises, Lessor and Lessee shall jointly resist and/or negotiate with the condemnation authority.

            b. In the event any part of the Leased Coal or Leased Premises is taken by eminent domain or condemnation, Lessor shall not in any manner be liable to Lessee for untimely termination of this Lease or the consequential inability of Lessee or its successors to conduct mining operations at all or on the scale anticipated by Lessee before such eminent domain or condemnation proceedings were exercised, nor for any loss or liability for any reduction in anticipated profit by Lessee resulting as a consequence of the attempted and/or actual condemnation. The minimum royalty required under this Lease shall be reduced on a pro-rata basis for any coal taken by eminent domain or condemnation, provided, however, that no adjustment be made unless the amount of coal so taken shall exceed five percent (5%) of the remaining recoverable reserves.

            c. If a part or all of the Leased Premises is taken or condemned, each of the Lessor and Lessee shall pursue its own claim for compensation, provided, however, Lessor and Lessee shall cooperate in their efforts to maximize each party's compensation award.

         24. Substances Mixed With Coal. Lessee covenants and agrees that it will not mine from the Leased Premises any substances mixed with the coal, except to the extent such necessarily must be removed in Lessee's ordinary mining process and that such substances shall not be removed and sold unless and until there is mutual agreement regarding division of proceeds received therefrom.

         25. Timber. In conducting operations on the surface of the Leased Premises, Lessee shall use reasonable care to do as little damage to the timber and surface as is practicable consistent with its obligation to mine all mineable and merchantable coal. Lessee agrees to delineate on the ground or on trees by paint marks or ribbons, the limitations of ground surface to be disturbed by surface operations and to give notice to Lessor at least 90 days in advance of any such operations which will require the removal of any timber or would result in damage thereto so as to permit Lessor, its agents, contractors or assigns to cut and remove the timber in question. If Lessor does not remove the timber which is the subject of such notice, Lessee may remove and/or destroy such timber without any obligation to Lessor for the value of the timber, provided however, Lessee shall reimburse Lessor for any costs incurred as a result of such actions with respect to any timber agreement in effect as of the date of the execution of this Lease. Lessee shall give simultaneous notice hereunder to both Lessor and any Buyer of timber under any timber sale agreement existing as of the date of the execution of this Lease where such timber sales agreement provides that such notice be made to permit or require that buyer remove timber in advance of mining operations.

         26. Roads. Lessee is granted the non-exclusive right to use existing roads on the Leased Premises. Lessor reserves for itself and its other existing and future lessees, sublessees, and other designees the non-exclusive right to use existing roads and roads hereafter constructed by Lessee, and to the extent Lessee's consent is required therefor, Lessee shall provide such consent. Where, in the conduct of its activities pursuant to this Lease, it is necessary for Lessee to alter or destroy existing roads, Lessee shall provide substantially equivalent alternate access needed by road users. Lessee shall, at its own expense, keep and maintain all the roads used by it on the Leased Premises in usable condition and repair, and in at least as good condition as the same now are. To the extent such existing roads or roads constructed hereafter are used by Lessee, Lessor, or other grantees of Lessor with respect to such other grants made after the date of this

Lease, all such users of the roads shall share, on an equitable basis based upon the total tonnage hauled over such roads, or some other mutually acceptable method, by such user, in the cost of maintaining such roads as are commonly used, and users thereof shall keep such records as are necessary to ascertain the proper apportionment of the costs therefor. The users of such roads shall establish between themselves the necessary agreements to accomplish the mutual sharing of such costs.

         Notwithstanding any of the other terms and provisions of paragraph 26, the parties understand and agree that the Lessee's use of any existing or future roads constructed by Lessee shall have priority over any other use of such roads and that any other parties use of such roads shall not unreasonably interfere with Lessee's use of such roads in its operations hereunder.

         27. Assignment Prohibited.

            a. Lessee agrees that it will not assign, let, mortgage or otherwise transfer its rights hereunder, either voluntarily or by operation of law, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, provided, however, such consent may be conditioned upon, inter alia, Lessee's agreement to continue to be responsible to Lessor for the full and timely performance of obligations under this Lease and to indemnify, defend and save harmless Lessor and Indemnified Parties for the acts and omissions of any such transferee and any violation of the terms and provisions of this paragraph by Lessee shall, at the option of Lessor, automatically forfeit and terminate this Lease. Nothing herein contained shall prevent or hinder the right of Lessee to contract any part or portion of its mining operations under this Lease in the usual and ordinary course of its business, provided any such contractor agrees to and does provide, obtain and maintain Workers' compensation and black lung coverage, insurance and indemnification under terms (except insurance amounts) equal to those contained in this Lease, all for the benefit of Lessor and the other Indemnified Parties, and provided such contracting or subcontracting shall not release or relieve Lessee or any permitted assignee thereof from any of their obligations or liabilities under this Lease. A transfer, other than by death, in one or more transactions designed to effect such transfer, of more than 50 percent of the stock in Lessee or any entity in control of Lessee to a person(s) or entity(s) not an equity owner as of the date hereof shall constitute an assignment within the meaning of this provision, provided that the transfer(s) of more than 50 percent of stock or other interest in an entity in control of any Permitted Mortgagee which is a Successor Lessor for a legitimate business purpose, rather than for the purpose of effecting a transfer of this Lease shall not constitute an assignment within the meaning of this provision.

            b. Lessor hereby consents to the granting of the lien of a first deed of trust on the leasehold interest of Lessee in the Leased Premises (or the lien of two deeds of trust on such interest, provided that the lien of such deeds of trust is held collaterally and/or directly by the same person or entity), which deed(s) of trust may, from time to time, be modified, refinanced, extended, assigned or restated (such deed(s) of trust as the same may be modified, refinanced, extended, assigned or restated, the "Leasehold Mortgage"; and the person(s) or entity(ies) holding the same, the "Permitted Mortgagee"). The parties hereto acknowledge that the present Permitted Mortgagee is

Albelco Finance LLC, as collateral agent for the lenders under that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, among Ableco Finance LLC, Pen Holdings, Inc. and others (as the same may be, amended, modified, restated and/or assigned, the "Credit Agreement"). The Permitted Mortgagee shall have the right to foreclose or otherwise realize upon its Leasehold Mortgage and succeed to Lessee's estate hereunder (either directly or through an entity controlled directly or indirectly by the Permitted Mortgagee) without Lessor's consent. For purposes of this Section 27, a Permitted Mortgagee shall have the right to assume ownership and/or control of Lessee without Lessor's consent under this Lease and, in such event, the Permitted Mortgagee shall be deemed to have succeeded to Lessee's leasehold estate in compliance with the provisions of this Section 27 and the other provisions of this Lease. From and after a default by Lessee hereunder or an Event of Default by Pen Holdings, Inc. under the Credit Agreement as a result of which the Permitted Mortgagee succeeds to the rights of Lessee under this Lease through possession, foreclosure action, delivery of a deed (or assignment of this Lease in lieu of foreclosure), the Permitted Mortgagee shall be entitled to exercise all of the rights of Lessee hereunder, including, without limitation, the right to manage, operate and take control of the Leased Property through a court appointed receiver or in any other manner permitted by law, it being understood that the Permitted Mortgagee shall hold harmless, indemnify and defend Lessor from and against all lawsuits, claims, actions, damages and liabilities incurred by Lessor that are caused by the actions of Permitted Mortgagee or its agents with regard to the Leased Premises as though a Lessee as provided in this Lease.

         28. Additional Property Rights. Lessor shall have hereunder an option to acquire from Lessee any additional property rights which Lessee may acquire for use in connection with its mining operations on the Leased Premises and are located contiguous to the Leased or Subleased Premises. An option to acquire such rights, whether they be owned or leased, shall be presented to Lessor by Lessee within sixty (60) days of the acquisition thereof, which option shall be offered at a cost of $100.00. If Lessor elects to accept the option, the Lessee and Lessor shall, within sixty days of such election, execute a recordable option that becomes exercisable upon demand by Lessor at any time during the thirty-day (30) period that commences on the date of termination of the Lease for any reason. For such property rights, Lessor shall pay Lessee only for Lessee's actual cost of the acquisition of such rights which shall be specified in the option. Lessee shall be responsible to assure that any leased rights subject to this provision are assigned to Lessor pursuant to such option.

         29. Collection of Rents - Rights Reserved. All rents and royalties hereinbefore provided to be paid to the Lessor shall be deemed and considered as rent reserved for the Leased Premises and Lessor shall have for the collection thereof all the rights and remedies which landlords may now or hereafter have for the collection of rent reserved upon contract under the laws of the State of West Virginia.

         30. Default; Forfeiture; Remedies Cumulative.

            a. In any of the following events, that is to say:

                  i) Lessee shall fail to pay any rent or royalty for fifteen days after the same is due hereunder; or

                  ii) Lessee shall fail on more than three occasions within any consecutive 12 month period to timely pay any installment of rent, royalty, or other payment due under Article 6 hereof within 10 days after when first due and payable; or

                  iii) Lessee shall fail for a period of 30 days after written demand therefor to pay or repay any sums due for taxes as provided herein; or

                  iv)      Lessee shall abandon the Leased Premises; or

                  v)       Lessee shall fail to:

                           a. Comply with the provisions hereof in the paragraph hereof captioned "Exceptions and reservations", or otherwise impede Lessor in the exercise of Lessor's rights thereunder, or

                           b. diligently commence and continue its operations as required in all provisions of the paragraph hereof captioned "Mining Operations"; or

                           c. provide the plan of development or other maps to Lessor as required in the paragraph hereof captioned "Surveys, Maps, and Permits"; or

                           d. provide such information and access as is required by Lessor in its conduct of an Engineering Audit as specified in the paragraph hereof captioned "Engineering Audit", or

                           e. conduct its mining operations in compliance with the paragraph hereof captioned "Damages", or

                           f. provide documentation as required hereunder for proper determination of the amount of coal mined and shipped as required in the paragraph hereof captioned "Weights", or

                           g. provide documentation as required hereunder for proper determination of allocation of coal when coal is commingled as required in the paragraph hereof captioned "Accounting for Commingled Coal", or

                           h. provide such copies of data as is required in the paragraph hereof captioned "Exploration Data", or

                           i. keep and cause to be kept such data as is required in the paragraph hereof captioned "Records", or

                           j. comply with the provisions as required in the paragraph hereof captioned "Permits and Reclamation", or

                           k. comply with the provisions as required in the paragraph hereof captioned "Indemnity", or

                           l. provide workers' compensation and black lung coverage and insurance as required in the paragraphs hereof captioned "Workers Compensation; Black Lung" and "Insurance", or

                           m. prevent any lien or encumbrance prohibited in the paragraph hereof captioned "Liens and Encumbrances, or

                           n. comply with the provisions as required in the paragraph hereof captioned "Environmental Damage", or

                           o. comply with the provisions as required in the paragraph hereof captioned "Substances Mixed With Coal", or

                           p. comply with the provisions as required in the paragraph hereof captioned "Timber", or

                           q. comply with the provisions as required in the paragraph hereof captioned "Roads", or

                           r. comply with the provisions as required in the paragraph hereof captioned "Assignment Prohibited", or

                           s. comply with the provisions as required in the paragraph hereof captioned "Additional Property Rights", or

                           t. comply with the provisions as required in the paragraph hereof captioned "Dispute Settlement and Arbitration"

                           u. keep and perform any of the other terms, conditions, covenants and agreements of this Lease to be kept and performed;

                           and if any such failure as provided in this subpart
                           (v) is not cured or reasonable efforts to cure such failure are not commenced, and diligently prosecuted thereafter, within 30 days after the Lessor shall have given written notice of such default to the Lessee and the Permitted Mortgagee; or

                  vi) Lessee be adjudicated a bankrupt or discharged by the Court as an insolvent debtor, or if any receiver or assignee or other person or persons be appointed by any court to take charge of the Leased Premises or the property of Lessee, or the mines and equipment upon the same (in each case other than on behalf of a Permitted Mortgagee or its affiliates);

then in any such event all rights of the Lessee hereunder to mine, process and ship coal as provided herein, shall at the option of the Lessor, (except for an event specified in (vi) immediately above, which event shall cause a forfeiture and termination ipso facto), become forfeited and cease and determine, and Lessor shall have the right to reenter the Leased Premises and to exclude Lessee therefrom, and to hold the Leased Premises free of any claims of Lessee, anything herein contained to the contrary notwithstanding; provided that Lessee shall thereafter fully comply with, perform and complete all of its reclamation, environmental and other obligations hereunder and Lessee shall have reasonable access to the Leased Premises for such purpose.

            b. Upon any declaration of forfeiture, all estate, rights and privileges of Lessee to mine, process and ship coal as provided herein shall cease and determine, and Lessor may thereupon or at any time thereafter, without further notice, demand or action by any of its agents, reenter and take possession of the Leased Premises, or any part thereof in the name of the whole, and Lessor in making said reentry and taking possession of the Leased Premises shall have the right to do so without legal action, or without notice or process, as may be required by the laws of the State of West Virginia, as amended. In case Lessor exercises the right herein provided to declare such forfeiture, it shall not be liable to Lessee for any injury or damage by reason thereof, and Lessee hereby expressly waives and releases any and every claim for any such injury or damage.

            c. All provisions herein contained for the collection of rents, royalties or other payments, or concerning the remedy of Lessor in case of breach by Lessee of any condition, covenant or agreement herein contained, shall be deemed to be cumulative and not exclusive, and shall not deprive Lessor of any of its other legal or equitable remedies which may now or hereafter be provided under the laws of the State of West Virginia.

            d. No delay or omission of Lessor to exercise any right, remedy or lien accruing upon any default or forfeiture hereunder, or otherwise available to it, shall impair, prejudice or waive any such right, remedy or lien, but every such right, remedy and lien may be exercised by Lessor on account of any subsequent breach in the same manner and to the same extent as if such delay or omission had not occurred.

         31. Removal of Property Upon Termination. When Lessee shall have paid to Lessor all the royalties, rentals and other monies required to be paid hereunder and shall have otherwise complied with all the covenants and agreements contained herein on the part of Lessee to be kept and performed, then, unless this Lease is terminated by forfeiture as herein provided, Lessee shall have 180 days within which to remove all of its property, except that the time allowed for removal of the coal preparation plant, railroad car loadout facilities and railroad track shall be 360 days, whether affixed or not, from the Leased Premises. Any such property not so removed by Lessee within said applicable period shall, at the election of Lessor, become the absolute property of Lessor. Notwithstanding anything aforesaid to the contrary, in the event Lessee has not removed the aforesaid property from the Leased Premises within said applicable period, Lessor may require Lessee to remove all or any portion of the said property from the Leased Premises as soon as reasonably possible after said termination. Lessee may leave in the Leased Premises such of its property as may be required to complete or comply with valid governmental reclamation or environmental or other requirements for such period of time as may be reasonably necessary for such completion or compliance. As consideration for the extended time periods allowed for removal of property, Lessee grants unto Lessor a right of first refusal to purchase the coal preparation plant , railroad car loadout, and/or railroad tracks. Should the Lessee receive a bona-fide offer for the purchase of said property with terms acceptable to Lessee, Lessee shall, within five (5) days of such offer present to Lessor the terms of said offer and Lessor shall have thereafter thirty (30) days within which to advise Lessee that Lessor will exercise its option to purchase any or each of the coal preparation plant, railroad car loadout, or railroad tracks at the terms contained in such offer and the parties shall close such sale within 60 days after the date Lessor provides notice of its intention to purchase such assets. Notwithstanding anything to the contrary contained herein, the Permitted Mortgagee may, from time to time, enter on the Leased Premises and remove therefrom any current improvements, structures, and fixtures thereon and further improvements, structures, and fixtures constructed thereon by or on behalf of Lessee and the appurtenances related only to such improvements, structures, and fixtures, including, without the limitation, the aforesaid coal preparation plant, railroad car loadout facilities, and railroad tracks, provided that such removal is performed pursuant to the terms of the Credit Agreement. If the Permitted Mortgagee elects to remove such items pursuant to the terms of the Credit Agreement, then (i) Permitted Mortgagee shall be entitled to effect such removal free and clear of all of Lessor's right, title and interest in such items, including, without limitation, the right of first refusal, and (ii) upon the removal of such items, Lessor shall no longer have any right, title or interest therein; and (iii) Lessor shall, upon the request of Permitted Mortgagee, execute an instrument confirming clauses (i) and (ii) above.

         32. Release Upon Termination. Upon the termination of this Lease, Lessee shall execute and deliver to Lessor in such form as will permit recordation of the same, a written release and relinquishment of all the right, title and interest acquired under this Lease in and to the Leased Premises, including such property as Lessee is hereby required to leave on the Leased Premises.

         33. Disclaimer of Warranty. Lessee has examined the Leased Premises and the coal existing on the Leased Premises, accepts the same in their present condition and assumes all risks incident thereto, to the mining and removal of coal therefrom and therewith and to any and all activities of its contractors, agents, employees, invitees or licensees. Lessee shall in no way be considered an agent, contractor or employee of Lessor. Lessee agrees that Lessor makes no covenant to Lessee for quiet enjoyment of the Leased Premises and that Lessor has made no representations or warranties with respect to the Leased Premises, including, without limitation, the condition thereof, the quantity, quality, depth or thickness of the coal therein or the condition of Lessor's title thereto.

         34. Waiver. No failure or delay on the part of either the Lessor or Lessee in exercising any of their respective rights hereunder upon any failure by the other party to perform or observe any condition, covenant or provision herein contained shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercise of any other right hereunder.

         35. Successors Bound. All covenants and agreements herein contained shall inure to the benefit of and shall be binding upon and fully performed by the respective parties hereto and their respective successors and assigns.

         36. Notices. All requests, statements, notices and demands shall be deemed given and served when presented for delivery by the postal authorities if sent by registered or certified mail, postage and registration or certification fee prepaid, return receipt requested or overnight delivery, addressed as follows

         For Lessor,
                  Penn Virginia Coal Company
                  Suite 100, One Carbon Center,
                  Chesapeake, WV  25315
              with a copy to:
                  Penn Virginia Coal Company
                  6907 Duff-Patt Road
                  P. O. Box 386
                  Duffield, VA  24244


         For Lessee,
                  Pen Land Company
                  5110 Maryland Way, Suite 300
                  Brentwood, TN  37027
                  Attn:  William Beckner

or to such other person or address as either party from time to time by written notice to the other party may prescribe. Notwithstanding the foregoing, any notice to or demand upon Lessee may be served or given in the manner required by the laws of the State of West Virginia for service of process.

         37. Dispute Settlement and Arbitration. If at any time during the continuance of this Lease, or any renewal thereof, any dispute shall arise between Lessor and Lessee under this Lease or under any of the terms and provisions hereof which cannot be agreed upon by the parties hereto, except for the disputes to be resolved under paragraph 47 of this Lease, then such dispute shall be referred to a board of arbitrators (the "Board"). Such Board shall be composed of a representative of Lessor and a representative of Lessee, to be selected by them, respectively, and a third arbitrator who shall be chosen by the two (2) arbitrators herein provided for. In case the two (2) arbitrators are unable to agree within ten (10) days upon a third arbitrator, then the American Arbitration Association shall designate a disinterested person to act as such arbitrator; and, in case either of the parties should, for a period of ten (10) days after receipt of the notice below referred to, fail to select and make known in writing to the other party the arbitrator selected by it, the said American Arbitration Association shall designate two (2) disinterested persons, who together with the person selected by the party desiring the arbitration, shall constitute the Board. Either party may at any time serve upon the other a notice setting forth the point or points upon which the decision of said Board is desired and the other party may, within ten (10) days thereafter, serve a counter-notice specifying any additional points or differences arbitrable hereunder upon which such other party may desire a decision. The Board shall give ten (10) days written notice of the time and place of hearing to the respective parties, and shall determine questions submitted to it for arbitration, and shall make its decision and award in writing within 45 days of said hearing. The decision and award of a majority of the arbitrators shall be final, conclusive and obligatory upon the said parties to this

Lease, their successors and assigns, and without appeal, and each party hereto agrees to abide by and comply with every such decision and award. Those costs of any such arbitration shall in the first instance be paid by the party requesting the same, but if such party substantially prevails therein it shall be reimbursed therefor by the other party, and this question of costs shall in each case be determined by the Board when it renders its decision on the question or questions submitted to it. The foregoing notwithstanding, the costs of arbitration in respect of the imposition or adjustment of royalties, Minimum Rentals or charges for transporting coal on the Leased Premises, and valuation upon termination, shall be shared equally by the parties hereto. Should the award of the Board declare that any violation hereof or default hereunder exists, it shall also provide the time within which the party committing such default shall pay the award and cure the breach which it decrees.

         38. Relationship Between the Parties. Nothing herein contained or hereby implied including, without limitation, rights reserved by Lessor to use the Leased Premises for purposes other than those which are granted to Lessee, to receive and examine development plans and maps, to review Lessee's records and otherwise audit and inspect Lessor's operations and their impact on the Leased Coal and Leased Premises shall be construed as creating or constituting by implication or otherwise, an obligation of or right in Lessor to control or otherwise correct Lessee's acts and omissions or a lessening of Lessee's duties to indemnify Lessor and provide insurance herein required or any relationship or partnership, mining partnership, joint venture, agency or of employer and employee between Lessor on the one hand and Lessee on the other hand, it being understood that the relationship between them is solely that of Lessor and Lessee.

         39. Power of Attorney. Lessee acknowledges that pursuant to certain provisions hereof, it is required to provide upon request of Lessor certain consents, waivers, transfers, assignments and other documentation. Accordingly, in the event Lessee fails to deliver any such consent within 30 days after written demand therefore, which demand shall describe the provisions hereof requiring such and the circumstances which provide the basis for such demand, Lessee may elect to submit such matter to arbitration as herein provided. In the event that Lessee fails to submit such matter for arbitration, or, Lessee, after submitting such matter to arbitration and receiving a decision in favor of the Lessor, fails to comply with a decision of the Board directing it to provide such consents, waivers, transfers, assignments or other documentation within 30 days after such decision, in further consideration of this Lease does hereby irrevocably designate any officer of Lessor as its attorney-in-fact with the power and authority to execute and deliver on behalf of Lessee such consents, waivers, transfers, assignments and other documentation which are the subject of the written demand given by Lessor to Lessee, and presentation of an executed copy of this Lease and a copy of the written demand, or if arbitrated, a written decision of the Board shall constitute sufficient evidence of the nature and extent of this designation by Lessee.

         40. Headings. Paragraph headings used herein are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         41. Applicable Law. This Lease shall be construed, enforced and performed in accordance with the laws of the State of West Virginia.

         42. Severability. If any provisions of this Lease shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

         43. Representations and Warranties of Lessee. Lessee represents and warrants as follows:

            a. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has the corporate power to perform its obligations under this Lease and the other documents delivered pursuant hereto or referred to herein and to carry on its business as now conducted and as contemplated by this Lease and the documents referred to herein.

            b. Neither the execution nor delivery by Lessee of this Lease, nor consummation of the transactions contemplated by this Lease, will (i) conflict with, violate or result in the breach of or constitute a default under Lessee's articles of incorporation or bylaws, or any applicable law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator; (ii) conflict with, result in the material breach of any term or provision of, termination of, or acceleration or permit the acceleration of the performance required by the terms of, or give rise to any right of termination or cancellation under, any loan agreement, indenture, mortgage, deed of trust or other contract, to which Lessee is a party or by which it may be bound.

            c. The execution and delivery of this Lease by Lessee and of the other documents referred to herein, and the performance by it of the transactions herein and therein contemplated, have been duly authorized by all necessary corporate approvals required and no further authorization with respect to Lessee is required.

            d. These representations and warranties shall remain in full force and effect and shall survive for two years following termination of this Lease.

         44. Entire Agreement. This Lease (together with the documents referred to herein) constitutes all the agreements, conditions, understandings, representations and warranties made between the parties hereto, and supersedes all prior or contemporaneous agreements, whether written or oral with respect to the subject matter hereof. This Lease may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto.

         45. No Recordation. This Lease shall not be recorded absent mutual agreement between the parties hereto, but the parties agree each shall execute and that either may file for record a memorandum of lease in the form attached hereto and made a part hereof as Exhibit C.

         46. No Disclosure. Without the prior written consent of the other party, and except to the extent required by applicable law or regulations or order of a court of competent jurisdiction, neither Lessor nor Lessee will disclose to any person the terms and conditions of this Lease. Disclosure of the terms of this Lease may be made as required to secure financing required by the Lessee to acquire the necessary equipment and credit necessary to perform its obligations hereunder, but Lessee shall receive the assurance of such lender that such information shall be held in confidence.

         47. Alternative Dispute Resolution. Whenever the parties have a dispute pursuant to paragraphs 1(a), 7(c), 7(g), 7(h), 12(b), or 13 above, Lessor and Lessee shall each designate an engineer (preferably an employee or engineer normally retained by such party) to investigate the dispute and review any data relating thereto submitted by the parties. The investigation and review shall occur within five (5) days of either Lessor or Lessee's initial notice under this paragraph 47. The engineers will in good faith attempt to resolve the dispute in question. If the engineers cannot agree to a resolution of any such dispute within five (5) days of their investigation and review, then: (1) the parties shall submit the question to a panel consisting of the two engineers appointed by the parties and a mutually acceptable, disinterested registered Professional Engineer who is knowledgeable about coal mining in southern West Virginia, and (2) agree in writing prior to the selection of the disinterested registered Professional Engineer that the decision of a majority of the panel shall be conclusive and binding upon the parties. If the parties submit any question to this alternative dispute resolution mechanism but cannot agree on a disinterested registered Professional Engineer, then either party may request that the chief judge for the United Stated District Court for the Southern District of West Virginia appoint the third disinterested registered Professional Engineer. The Panel shall determine the disputed issue within twenty (20) days after the appointment of the disinterested registered Professional Engineer. Each party shall bear one-half the cost of the disinterested registered Professional Engineer and its own other costs and expenses associated with the alternative dispute resolution.

         48. No Rights in Third Parties. The provisions of this Lease are not intended and do not confer upon any persons other than the parties hereto and the Permitted Mortgagee, their permitted successors and assigns any rights or remedies under or by reason of this Lease.

         49. Leasehold Mortgage

            a. Right to Mortgage. Lessee shall have the right to mortgage its estate hereunder in accordance with Article 27(b) hereof, and, upon written notice to Lessor that Lessee's estate has been mortgaged to a Permitted Mortgagee, such Permitted Mortgagee shall be entitled to the rights, privileges and protections afforded under this Lease, subject to the obligations provided in, Article 27(b) and 49 hereof; provided, however, that Lessor shall in no event be required to subordinate its fee interest in the Leased Premises to the lien of any mortgage on Lessee's estate hereunder.

            b. Estoppel Certificate. Lessor hereby agrees that it shall, within ten (10)
business days following a written request from Lessee or a Permitted Mortgagee, execute an estoppel certificate (as ground lessor) indicating whether the Lease is in full force and effect, that the Lease has not been modified or amended except as specified, that, to Lessor's knowledge, there has been no default in the performance of the Lease by Lessee, that no event has occurred or condition arisen which, to the knowledge of Lessor, would with the passage of time or giving of notice constitute an event of default by Lessee under the Lease, and that royalties and all other charges due under the Lease have been paid through a specified date.

            c. Default and Foreclosure. Lessor further agrees as follows:

                  (i) Notice. Lessor will provide to Permitted Mortgagee at 450 Park Avenue, 28th Floor, New York, NY 10022, Attn: Kevin P. Genda (or to such other single Permitted Mortgagee or other address as Permitted Mortgagee may, from time to time, provide to Lessor in writing) a copy of each notice of default (a "Default Notice") given to Lessee at the same time and in the same manner as such Default Notice is given to Lessee. In addition, Lessor shall notify the Permitted Mortgagee of the occurrence of any of the default, described in clauses (i) through (iv) of paragraph 30(a) of this Lease.

                  (ii) Right to Cure Defaults. A Permitted Mortgagee shall have the right, at its option, to cure any event of default hereunder within the applicable cure period afforded to Lessee hereunder (or in the case of the events of default described in clauses (i) through (iv) of paragraph 30(a), within twenty days after notice to Permitted Mortgagee thereof), and Lessor shall accept timely performance by or on behalf of a Permitted Mortgagee of Lessee's obligations hereunder with the same effect as though Lessee had performed such obligations. In the case of events of default that cannot be cured by the Permitted Mortgagees until such time as the Permitted Mortgagees have obtained possession and control of the Leased Premises through foreclosure or otherwise (a "Foreclosure Default"), the following procedure shall apply:

                           1. A Permitted Mortgagee shall notify Lessor in
                  writing (a "Foreclosure Notice") if the Permitted Mortgagee elects to exercise its remedies under the Leasehold Mortgage within thirty (30) days of Permitted Mortgagee's receipt of a Default Notice;

                           2. If a Foreclosure Notice has been timely given, the
                  cure period afforded the Permitted Mortgagee to cure the Foreclosure Default described in such Foreclosure Notice shall be extended for the Extended Cure Period (as defined below); provided, however, that notwithstanding the foregoing, the Permitted Mortgagees shall be limited to not more than two Extended Cure Periods in any eight year period it being agreed that any event of default occurring after the extension of a second Extended Cure Period during any eight-year period must be cured by Lessee (or by the Permitted Mortgagees if they so desire) with in the cure periods provided in this Lease, provided that if, at any time, from time to time, (i) an Extended Cure Period occurs, and (ii) the Permitted Mortgagee or the Lessee in place for such Extended Cure Period (or any portion thereof) is succeeded, in compliance with the terms of this Lease, by a new Permitted Mortgagee or Lessee, then the aforesaid eight year measuring period shall reset so that the Extended Cure Period described in clause (i) and all prior Extended Cure Periods which have then occurred hereunder shall be deemed not to have occurred for purposes of determining whether the aforesaid limit of no more than two Extended Cure Periods in any eight year period has been exceeded. For purposes, of this Lease, the term "Extended Cure Period" shall mean a period commencing on the date the applicable Notice of Default is given to Permitted Mortgagee and ending on the earlier of (i) the ninth month after such date and (ii) the date the Foreclosure Default described in such Notice of Default is cured. Notwithstanding the foregoing, each Extended Cure Period shall extend beyond the nine month period provided for above, provided that, and only for so long as, (i) mining operations continue at the Leased Property in accordance with the terms of Paragraph 7 hereof and at a rate sufficient enough to cover the then current minimum rentals payable under this Lease, but in no event less than a rate comparable to the rate which such mining operations were proceeding prior to the applicable default, (ii) Lessee or the Permitted Mortgagee pays all rent, royalties and other charges accruing hereunder to Lessor,
                  (iii) Lessor is not subject to any criminal liability on account of the continuance of such default, and (iv) Permitted Mortgagee provides reasonable security for the civil liability to which Lessor may be subject on account of the continuation of such default.

                           3. During each Extended Cure Period, the Permitted
                  Mortgagees shall (for so long as the Permitted Mortgagee desires to keep this Lease in full force and effect) pay or cause to be paid all amounts due under the Lease as the obligation to pay such amounts accrues, including, but not limited to, all tonnage royalties for coal actually mined on the Leased Premises during such Extended Cure Period, minimum rentals due during such Extended Cure Period, Wheelage Fees for coal actually transported through or underlying the Leased Premises during such Extended Cure Period, Processing Fees for coal actually processed on the Leased Premises during such Extended Cure Period, and the amount of any property taxes accruing on the Leased Premises for each month during such Extended Cure Period and shall (for so long as the Permitted Mortgagee desires to keep this Lease in full force and effect) fulfill all other obligations of Lessee under the Lease (to the extent Permitted Mortgage may reasonably perform such obligations given the extent of its access and ability to control the Leased Premises during such Extended Cure Period), including but not limited to, maintaining or causing to be maintained insurance on the Leased Premises, as provided in the Lease, and making reasonable efforts to protect the Leased Premises from weather, vandalism or theft. So long as the Permitted Mortgagees are paying such amounts or causing such amounts to be paid and fulfilling such obligations (to the extent required by the preceding sentence), Lessor will not take any action to terminate the Lease (or otherwise exercise any of its rights under Paragraph 30 hereof) if the Permitted Mortgagees are diligently proceeding to exercise their remedies under the Leasehold Mortgage during the Extended Cure Period (unless the Permitted Mortgagee is precluded from doing so pursuant to a stay issued in a bankruptcy or other proceeding) and if, by the end of such Extended Cure Period, the Permitted Mortgagees shall have cured or caused to be cured each default under the Lease.

                           4. During the first Extended Cure Period occurring
                  hereunder, the minimum rental payable under Article 6(e) hereof shall be $300,000 per month commencing on the first day of the seventh month of such Extended Cure Period. During each additional Extended Cure Period occurring hereunder, such minimum rental shall be $300,000 commencing on the first day of such additional Extended Cure Period, provided that if, at any time, from time to time, (i) such an additional Extended Cure Period occurs, and (ii) the Permitted Mortgagee or the Lessee in place for such Extended Cure Period (or any portion thereof) is succeeded, in compliance with the terms of this Lease, by a new Permitted Mortgagee or Lessee, then the Extended Cure Period described in clause (i) and all prior Extended Cure Periods which have then occurred hereunder shall be deemed not to have occurred for purposes of determining whether, during an Extended Cure Period which occurs after such Permitted Mortgagee or Lessee is so succeeded by a new Permitted Mortgagee or Lessee, the minimum rental payable under Article 6(e) hereof shall be increased pursuant to the first or the second sentence of this sub-paragraph 4.

                           5. In the event that the Permitted Mortgagee shall,
                  during any Extended Cure Period, not diligently proceed to exercise its remedies under the Leasehold Mortgage, unless the Permitted Mortgagee has been stayed from exercising its remedies under the Leasehold Mortgage as the result of any bankruptcy or other proceeding, the Lessor shall be entitled to exercise all of its rights under Paragraph 30 hereof.

                           (iii) Changes to Lease. No agreement between Lessor and Lessee modifying, amending, canceling, terminating or surrendering the Lease, or any part thereof, and no exercise by Lessee of any right to terminate this Lease or release any portion of the Leased Premises from this Lease shall be effective without the prior written consent of the Permitted Mortgagee (if any), which consent shall not be unreasonably withheld, it further being Lessee's obligation to use best efforts to obtain such reasonable consent from the Permitted Mortgagee (if any).

                           (iv) No Merger of Estates. So long as there is a Permitted Mortgage outstanding, there shall be no merger of estates if Lessee acquires a fee interest in the Leased Premises or if Lessor acquires Lessee's leasehold interest other than through the expiration or termination of the Lease.

                           (v) Lease Superior to Mortgages. Lessor agrees that the Lease is superior to any and all mortgages, hypothecations or pledges now encumbering Lessor's fee interest in the Leased Premises and that the Lease shall remain superior to all such fee mortgages hereafter encumbering the Lessor's fee interest in the Land.

            d. Successor Lessees. If a Permitted Mortgagee (or an entity directly or indirectly controlled by a Permitted Mortgagee) shall succeed to the rights of Lessee under this Lease through possession, foreclosure action, delivery of a deed (or assignment of this Lease in lieu of foreclosure), or otherwise, or if a third-party purchases this leasehold estate from a Permitted Mortgagee (or an entity directly or indirectly controlled by a Permitted Mortgagee) upon or following foreclosure (or assignment of this Lease in lieu of foreclosure), then, at the request of the Permitted Mortgagee (or an entity directly or indirectly controlled by a Permitted Mortgagee) (Permitted Mortgagee, any entity directly or indirectly controlled by a Permitted Mortgagee and such purchaser, each being a "Successor Lessee"), Lessor shall, subject to
Article 49(e) hereof, recognize Successor Lessee as Lessor's lessee under this Lease and shall promptly execute and deliver any instrument that Successor Lessee may reasonably request to evidence such recognition of its status as lessee under this Lease as if it were a direct lease between Successor Lessee and Lessor, upon all of the terms, conditions and covenants set forth in this Lease (and Successor Lessee shall be entitled to the recoupment accrued in favor of the prior Lessee hereunder to the extent such recoupment is available hereunder). Successor Lessee shall not be entitled to succeed to Lessee's interest hereunder unless Lessee cures all events of default reasonably susceptible of being cured, and shall not be subject to any off-set, defense or counterclaim which shall have therefore accrued to Lessor against Lessee. For purposes of this Lease an event of default is "reasonably susceptible of being cured" if (i) the cure thereof can be made with the payment of money or (ii) the cure thereof could be a cured by any Lessee in possession of the Premises, as opposed to merely by the particular Lessee which has defaulted hereunder. No appointment of any Successor Lessee shall be deemed a release of Lessee of its obligations under the Lease, and Lessor expressly reserves the right to enforce against Lessee at any time before or after the appointment of a Successor Lessee, the obligations of the Lessee under the Lease for any cause of action arising during any period prior to the time the Lease is assumed by a Successor Lessee.

            e. Third Party Successor Lessees. If at any time any Permitted Mortgagee (which has succeeded to Lessee's leasehold estate) desires to sell or otherwise transfer such leasehold estate to a third party (a "Third Party Successor Lessee"), such Permitted Mortgagee shall so notify Lessor in writing. Within 5 business days after receipt of such notice, Lessor shall notify such Permitted Mortgagee in writing of the identity of two coal operators which would be unacceptable to Lessor as a Third Party Successor Lessee (the "Unacceptable Lessees"). Such Permitted Mortgagee shall not be entitled to sell or otherwise transfer such leasehold estate to either Unacceptable Lessee and shall cooperate in good faith with Lessor to identify an acceptable Third Party Successor Lessee. Such Permitted Mortgagee shall, however, be entitled to sell or otherwise transfer such leasehold estate, without Lessor's consent, to any experienced, reputable and prudent coal mining company (other than an Unacceptable Lessee) doing business in Central Appalachia which has mined not less than 5 million tons of coal on an annualized basis over the two years immediately preceding the date on which such Third Party Successor Lessee becomes a Successor Lessee hereunder and which is financially capable of performing the obligations of a Lessee under this Lease. Lessor acknowledges that at no time may there be more than two Unacceptable Lessees.

            f. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Permitted Mortgagee shall acquire title to the leasehold estate of the Leased Premises, such Permitted Mortgagee shall have no obligation, nor incur any liability, beyond its then interest, if any, in the Leased Premises, and Lessor shall look exclusively to such interest, if any, of such Permitted Mortgagee in the Leased Premises for the payment and discharge of any obligations imposed upon such Permitted Mortgagee hereunder. Lessor agrees that with respect to any money judgment which may be obtained or secured by Lessor against such Permitted Mortgagee, Lessor shall look solely to the estate or interest owned by such Permitted Mortgagee in the Leased Premises, and Lessor will not collect or attempt to collect any such judgment out of any other assets of such Permitted Mortgagee.

            g. Landlord agrees that all insurance proceeds and condemnation awards (to the extent such awards would be payable hereunder to Lessee) with respect to the Leased Premises shall be deposited with Permitted Mortgagee and same shall be applied and disbursed solely in accordance with the terms and provisions set forth in the Mortgage. Landlord further agrees that Permitted Mortgagee may participate in any suits or proceedings relating to such insurance or condemnation proceeds, causes of action, claims, awards or recoveries and that the Permitted Mortgagee is authorized to adjust any loss covered by an insurance policy maintained by Lessee or any condemnation claim made by Lessee pursuant to the terms of this Lease. and to settle or compromise any such claim in connection therewith.

            h. In the case of termination of this Lease by reason of rejection of this Lease by Lessee in a bankruptcy proceeding, an event of default pursuant to clause (vi) of paragraph 30(a), or by reason of any event of default by Lessee which is not reasonably susceptible to cure by the Permitted Mortgagee, Lessor shall give prompt notice thereof to the Permitted Mortgagee. Lessor, on written request of the Permitted Mortgagee made any time within thirty (30) days after the giving of such notice by Lessor, shall promptly execute and deliver a new lease of the Leased Premises to the Successor Lessee (subject to the requirements of Article 49(e) hereof) for the remainder of the term of this Lease upon all of the covenants, conditions, limitations and agreements contained in this Lease (and the Successor Lessee shall be entitled to the recoupment accrued in favor of the prior Lessee hereunder to the extent such recoupment is available hereunder), provided that such Successor Lessee (i) shall pay to Lessor, simultaneously with the delivery of such new lease, all accrued but unpaid royalties and other amounts then due under this Lease, and
(ii) shall cure all then existing defaults under this Lease reasonably susceptible of being cured by such Successor Lessee.

         WITNESS THE FOLLOWING SIGNATURES:


                                    PENN VIRGINIA COAL COMPANY,
                                    a Virginia corporation



                                    By: /s/ James L. Corsaro
                                        ----------------------------------------
                                        Its:   Vice President
                                               ---------------------------------


                                    PEN LAND COMPANY,
                                    A Delaware Corporation



                                    By: /s/ Stephen G. Capelli
                                        ----------------------------------------
                                        Its:   SVPO
                                               ---------------------------------

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:


         The foregoing instrument was acknowledged before me this 1st day of June, 2001, by James L. Corsaro, the Vice President of Penn Virginia Coal Company, a Virginia corporation, on behalf of the corporation.

My commission expires 01-29-2007.

                                                   Caroline C. Stonestreet
                                             -----------------------------------
                                                        Notary Public

STATE OF  WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:


         The foregoing instrument was acknowledged before me this 1st day of June, 2001, by Stephen G. Capelli, the Senior Vice President of Operations of Pen Land Company, on behalf of the corporation.

My commission expires 01-29-2007.


                                                   Caroline C. Stonestreet
                                             -----------------------------------
                                                        Notary Public


This Document prepared by:
James L. Corsaro
One Carbon Center, Suite 100
Chesapeake, WV 25315

                                      LEASE


                                     between


                           PENN VIRGINIA COAL COMPANY


                                       and




                                PEN LAND COMPANY

                            Dated as of May 18, 2001

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----
1.  Leased Coal; Leased Premises ...............................    1
2.  Term .......................................................    1
3.  Rights; Failure of Title ...................................    3
4.  Wheelage and Processing Rights .............................    3
5.  Exceptions and Reservations ................................    3
6.  Payments; Abatement ........................................    5
7.  Mining Operations ..........................................    7
8.  Surveys, Maps, and Permits .................................   10
9.  Taxes ......................................................   11
10. Engineering Audit ..........................................   12
11. Damages ....................................................   13
12. Weights ....................................................   13
13. Accounting for Commingled Coal .............................   13
14. Exploration Data ...........................................   14
15. Records ....................................................   14
16. Permits and Reclamation ....................................   14
17. Indemnity ..................................................   16
18. Workers' Compensation; Black Lung ..........................   17
19. Insurance ..................................................   18
20. Liens and Encumbrances .....................................   20
21. Environmental Damage .......................................   21
22. Boundary Coal ..............................................   21
23. Condemnation ...............................................   21
24. Substances Mixed With Coal .................................   22
25. Timber .....................................................   22
26. Roads ......................................................   22
27. Assignment Prohibited ......................................   23
28. Additional Property Rights .................................   24
29. Collection of Rents - Rights Reserved ......................   24
30. Default; Forfeiture; Remedies Cumulative ...................   24
31. Removal of Property Upon Termination .......................   27
32. Release Upon Termination ...................................   28
33. Disclaimer of Warranty .....................................   28
34. Waiver .....................................................   28
35. Successors Bound ...........................................   28
36. Notices ....................................................   28
37. Dispute Settlement and Arbitration .........................   29
38. Relationship Between the Parties ...........................   30
39. Power of Attorney ..........................................   30
40. Headings ...................................................   30
41. Applicable Law .............................................   31
42. Severability ...............................................   31
43. Representations and Warranties of Lessee ...................   31
44. Entire Agreement ...........................................   31
45. No Recordation .............................................   31
46. No Disclosure ..............................................   32
47. Alternative Dispute Resolution .............................   32
48. No Rights in Third Parties .................................   32
49. Leasehold Mortgage .........................................   32

                                   EXHIBIT A

                                       TO

                               MAY 31, 2001 LEASE
                                    BETWEEN
                           PENN VIRGINIA COAL COMPANY
                                       &
                                PEN LAND COMPANY




                                     (MAP)





The Leased Premises includes all coal and rights to mine such coal conveyed to Lessor from:

         (a)      Elkhorn Coal Corp. by deed dated May 31, 2001

         (b) Pen Coal Corp. dba Fork Creek Mining Company by Deed dated May 31, 2001

                                    EXHIBIT A

                                       TO

                               MAY 31, 2001 LEASE
                                    BETWEEN
                           PENN VIRGINIA COAL COMPANY
                                       &
                                PEN LAND COMPANY





                                     (MAP)




The Leased Premises includes all coal rights to mine such coal conveyed to Lessor from:

         (a)      Elkhorn Coal Corp. by deed dated May 31, 2001

         (b) Pen Coal Corp. dba Fork Creek Mining Company by Deed dated May 31, 2001

                                    EXHIBIT B

                            POTENTIAL ADVERSE CLAIMS

SILER PROPERTY

Wellsman Tract:
John L. Myers               28 acres (possible deed into Union Carbide for most
                            of acreage)

McCormick/Huffman           364 acres on Long Shoal Branch


Lock 5/Fowler Tract:
George Sovick               duplicate tax tickets


Gillispie Mineral Claim     779 or 695 acres


Shaw Tract:
Hager/Hughes                619 3/4 ac. mineral (except oil and gas)


NELLIS PROPERTY

Camper encroaching on property in Nellis, West Virginia.

HOWARD AND BARNES PROPERTY

Site Description                        Potential Owner
----------------                        ---------------
AJ*                                     Julian Sulgit
O*                                      Arrett Smith
H*                                      Lillian Nicholas
AA*                                     Billy and Karen Wright
HB86*                                   McClure Heirs
HB87*                                   Delia Armstrong

Mike and Rosemary Huffman -- boundary dispute in Wildwood Subdivision, Lincoln County, West Virginia.

Amber Weaver -- boundary dispute in Wildwood Subdivision, Lincoln County, West Virginia.

Cline Lacy -- road trespass claim in Lincoln County, WV.

John Myers claims a right-of-way along Big Coal River to access certain surface properties.

*Exact locations unknown, however it is believed to be located on the Howard and Barnes property.

                                    EXHIBIT C

                               MEMORANDUM OF LEASE

         THIS MEMORANDUM OF LEASE, made and entered into by and between PENN VIRGINIA COMPANY, a Virginia corporation, hereinafter referred to as the "Lessor" and Pen Land Company, a Delaware corporation, hereinafter referred to as the "Lessee."

                                  R E C I T A L

         The parties entered into a coal Lease and Agreement (the "Lease") dated as of the 18th day of May, 2001, involving 27,900 acres of land in Boone, Kanawha and Lincoln Counties, West Virginia (the "Leased Premises"), as more particularly described on Exhibit A, attached hereto and by reference made a part thereof.

         The parties hereto desire to make this Memorandum of Lease as permitted by W. Va. Code ss. 40-1-8.

         WITNESSETH THE FOLLOWING:

         1. The parties to the Lease are as set forth in the caption hereof as "Lessor" and "Lessee." Each having the following address:

                           Lessor

                                    Penn Virginia Coal Company
                                    Suite 100
                                    One Carbon Center
                                    Chesapeake, WV 25315

                           Lessee
                                    Pen Land Company
                                    5110 Maryland Way, Suite 300
                                    Brentwood, TN 37027


         2. The Lease is dated as of May 18 , 2001, and was executed by the Lessee on May __, 2001 and by the Lessor on May __, 2001.

         3. A description of the Leased premises in the form contained in the Lease is attached hereto as Exhibit A.

         4. The Term of the Lease commences on May 18, 2001, and, continues until all the mineable and merchantable coal is removed or for ten (10) years, subject to four (4) extensions of five years each, and thereafter for a Remainder Term until Lessee concludes the work on the Leased Premises.

WITNESS THE FOLLOWING SIGNATURES:

                                    PENN VIRGINIA COAL COMPANY,
                                    a Virginia corporation



                                    By:
                                        ----------------------------------------
                                    Its:
                                         ---------------------------------------


                                    PEN LAND COMPANY,
                                    A Delaware corporation



                                    By:
                                        ----------------------------------------
                                    Its:
                                         ---------------------------------------

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:

         The foregoing instrument was acknowledged before me this ____ day of May, 2001, by James L. Corsaro, the Vice President of Penn Virginia Coal Company, a Virginia corporation, on behalf of the corporation.
My commission expires _____________________________.


                                             -----------------------------------
                                                          Notary Public

STATE OF _________________________,

COUNTY OF ________________________, to-wit:


         The foregoing instrument was acknowledged before me this __th of May, 2001, by _________________________, the ________________________ of Pen Land
Company, on behalf of the corporation.
My commission expires _____________________________.


                                             -----------------------------------
                                                          Notary Public

This Document prepared by:
James L. Corsaro
One Carbon Center, Suite 100
Chesapeake, WV  25315

                       CERTIFICATE OF LIABILITY INSURANCE

ACORD(TM)                                                       DATE (MM/DD/YY)
                                                                      5/31/01

PRODUCER

     Acordia of Kentucky-Lex
     Lexington Green Two, Suite 410
     220 Lexington Green Circle
     Lexington KY 40503-3311
     (606) 273-6600

INSURED

     Pen Land Company
     Pen Coal Corporation DBA Fork Creek Mining Company
     5110 Maryland Way
     Suite 300
     Brentwood, TN 37027

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

                          COMPANIES AFFORDING COVERAGE

COMPANY
   A        Natl Union Fire Ins Co of PA

COMPANY
   B        American Intl Specialty Lines

COMPANY
   C        Lloyds of London

COMPANY
   D        Federal Insurance Company/Lloyds of London

COVERAGES

   THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOT WITH STANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO                                                       POLICY EFFECTIVE   POLICY EXPIRATION
LTR        TYPE OF INSURANCE          POLICY NUMBER       DATE (MM/DD/YY)    DATE (MM/DD/YY)                        LIMITS
------------------------------------------------------------------------------------------------------------------------------------
A   GENERAL LIABILITY                   GL5441878             8/01/00            8/01/01        GENERAL AGGREGATE        $ 2,000,000
    [X] COMMERCIAL GENERAL LIABILITY                                                            PRODUCTS-COMP/OR AGG     $ 2,000,000
    [ ]   CLAIMS MADE      [X] OCCUR                                                            PERSONAL & ADV INJURY    $ 1,000,000
    [ ] OWNER'S & CONTRACTOR'S PROT                                                             EACH OCCURRENCE          $ 1,000,000
    [ ] ____________________________                                                            FIRE DAMAGE
                                                                                                  (Any one fire)         $   100,000
    [ ]                                                                                         MED EXP (Any one person) $    10,000
------------------------------------------------------------------------------------------------------------------------------------
A   AUTOMOBILE LIABILITY                CA5487950             8/01/00            8/01/01
    [X] ANY AUTO                                                                                COMBINED SINGLE LIMIT    $ 1,000,000
    [ ] ALL OWNED AUTOS                                                                         BODILY INJURY
                                                                                                (Per person)             $
    [ ] SCHEDULED AUTOS                                                                         BODILY INJURY
                                                                                                (Per accident)           $
    [X] HIRED AUTOS
    [X] NON-OWNED AUTOS
    [ ] ____________________________                                                            PROPERTY DAMAGE          $
------------------------------------------------------------------------------------------------------------------------------------
    GARAGE LIABILITY                                                                            AUTO ONLY-EA ACCIDENT    $
    [ ] ANY AUTO                                                                                OTHER THAN AUTO ONLY:
    [ ] ____________________________                                                                    EACH ACCIDENT    $
    [ ]                                                                                                     AGGREGATE    $
------------------------------------------------------------------------------------------------------------------------------------
A   EXCESS LIABILITY                    BE7010095             8/01/00            8/01/01        EACH OCCURRENCE          $50,000,000
    [X] UMBRELLA FORM                                                                           AGGREGATE                $50,000,000
    [ ] OTHER THAN UMBRELLA FORM                                                                                         $
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    WORKERS COMPENSATION AND                                                                    |WC STATUTORY|  |OTHER|
    EMPLOYERS' LIABILITY                                                                        |LIMITS      |

    THE PROPRIETOR/      [ ] INCL                                                               EL EACH ACCIDENT         $
    PARTNERS/EXECUTIVE   [ ] EXCL                                                               EL DISEASE-POLICY LIMIT  $
    OFFICERS ARE:                                                                               EL DISEASE-EA EMPLOYEE   $
------------------------------------------------------------------------------------------------------------------------------------
A   OTHER WV Employers Liability        GL5441878             8/01/00            8/01/01          $1,000,000/$1,000,000/$1,000,000
B   Pollution Liability                 PLS4762271            8/01/00            8/01/01          $1,000,000 Limit/$5,000 Deductible
C   Blanket Property                    AH0000991             8/01/00            8/01/01          $7,500,000 Limit
D   Excess Property Coverage            6617482/AH0000992     8/01/00            8/01/01          $22,500,000 Limit
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS           Property Deductible: Real & Personal Property - $25,000, Plants
& Docks - $100,000. Additional insured applies to Certificate Holder.

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

CERTIFICATE HOLDER

     Penn Virginia Coal Company
     One Carbon Center, Ste. 100
     Chesapeake, WV  25315


CANCELLATION

     SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

/s/ Philip B. Gibson
-------------------------
AUTHORIZED REPRESENTATIVE
Philip B. Gibson


ACORD 25-5 (1/95)                                     (C) ACORD CORPORATION 1988
                                                      CERTIFICATE: 090/001/00163